Exhibit 99.1

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.,

PURCHASER,

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

SELLER

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of September 30, 2014

$581,464,577

Fixed Rate Mortgage Loans

Series 2014-C23

This Mortgage Loan Purchase Agreement (this “Agreement”), dated as of September 30, 2014, is between J.P. Morgan Chase Commercial Mortgage Securities Corp., as purchaser (the “Purchaser”) and JPMorgan Chase Bank, National Association, as seller (the “Seller”).

Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to them in the pooling and servicing agreement, dated as of September 1, 2014 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor (the “Depositor”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), and as certificate administrator (in such capacity, the “Certificate Administrator”), CWCapital Asset Management LLC, as special servicer (the “Special Servicer”), Wilmington Trust, National Association, as trustee (the “Trustee”), and Pentalpha Surveillance LLC, as senior trust advisor (the “Senior Trust Advisor”), pursuant to which the Purchaser will sell the Mortgage Loans (as defined herein) to a trust fund and certificates representing ownership interests in the Mortgage Loans will be issued by the trust fund. For purposes of this Agreement, the term “Mortgage Loans” refers to the mortgage loans listed on Exhibit A (and, (i) in the case of the Mortgage Loans identified on such Exhibit A as Loan Nos. 13 and 19 also refers to the separate trust companion loan interests related to each such Mortgage Loan (such separate interest, the “Trust Companion Loan”) and (ii) in the case of the mortgage loan identified on such Exhibit A as Loan No. 4, refers solely to the portion of the mortgage loan evidenced by the Mortgage Note designated as “A-1” and sold hereunder by the Seller) and the term “Mortgaged Properties” refers to the properties securing such Mortgage Loans. With respect to the mortgage loan identified on Exhibit A as Loan No. 4, Column Financial, Inc. (“CFI”) is selling an interest in such Mortgage Loan, evidenced by the Mortgage Note designated as “A-2” to the Purchaser pursuant to a mortgage loan purchase agreement, dated as of the date hereof (the “CFI MLPA”), between the Purchaser and CFI.

The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

SECTION 1.     Sale and Conveyance of Mortgages; Possession of Mortgage File. Effective as of the Closing Date and upon receipt of the purchase price set forth in the immediately succeeding paragraph, the Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, all of its right, title, and interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain agreement to appointment of Master Servicer, dated as of the date hereof, between the Master Servicer and the Seller, and provided that the Seller hereby retains all rights, if any, it has under each Mortgage Loan to establish or designate the successor borrower upon a defeasance of such Mortgage Loan and/or to purchase or cause to be purchased the related defeasance collateral) in and to the Mortgage Loans described in Exhibit A, including all interest and principal received on or with respect to such Mortgage Loans after the Cut-off Date (other than payments of principal and interest first due on the Mortgage Loans on or before the Cut-off Date). Upon the sale of the Mortgage Loans, the ownership of each related Mortgage Note (including, in the case of each of the Wyvernwood Apartments AB Whole Loan and the U-Haul Self Storage Pool 5 Whole Loan, the

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separate note evidencing the related Trust Companion Loan), the Mortgage and the other contents of the related Mortgage File will be vested in the Purchaser and immediately thereafter the Trustee and the ownership of records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller (other than the records and documents described in the proviso to Section 3(b) hereof) shall immediately vest in the Purchaser and immediately thereafter the Trustee. The Depositor will sell (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C and Class EC Certificates (the “Public Certificates”) to the underwriters specified in the underwriting agreement, dated as of September 17, 2014 (the “Underwriting Agreement”), among the Depositor, J.P. Morgan Securities LLC (“JPMS”), Barclays Capital Inc. (“Barclays”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”, and together with JPMS and Barclays in such capacity, the “Underwriters”); (ii) the Class X-C, Class X-D, Class X-E, Class D, Class E, Class F, Class NR and Class R Certificates (the “Private Certificates”) to JPMS, Barclays and Credit Suisse as the initial purchasers (each in such capacity, a “Private Certificate Initial Purchaser” and collectively, the “Private Certificate Initial Purchasers”) specified in the certificate purchase agreement, dated as of September 17, 2014 (the “Private Certificate Purchase Agreement”), among the Depositor, Barclays, Credit Suisse and JPMS; (iii) the Class UH5 Certificates to JPMS as the initial purchaser (in such capacity, the “Class UH5 Initial Purchaser”) specified in the certificate purchase agreement, dated September 17, 2014 (the “Class UH5 Certificate Purchase Agreement”), between the Depositor and JPMS; (iv) the Class WYA Certificates to JPMS as the initial purchaser (in such capacity, the “WYA Certificate Initial Purchaser”) specified in the certificate purchase agreement, dated September 17, 2014 (the “Class WYA Certificate Purchase Agreement”), between the Depositor and JPMS; and (v) the Class RIM Certificates (together with the Public Certificates, the Private Certificates, the Class UH5 Certificates, the Class WYA Certificates and the Class Z Certificates, the “Certificates”) to JPMS and Barclays as the initial purchasers (in such capacity, the “Class RIM Certificate Initial Purchasers” and, together with the Private Certificate Initial Purchaser, the Class UH% Certificate Initial Purchaser and the Class WYA Certificate Initial Purchaser, the “Initial Purchasers”) specified in the certificate purchase agreement, dated as of September 17, 2014 (the “Class RIM Certificate Purchase Agreement” and, together with the Private Certificate Purchase Agreement, the Class UH5 Certificate Purchase Agreement and the Class WYA Certificate Purchase Agreement, the “Certificate Purchase Agreements”), among the Depositor, JPMS and Barclays.

The sale and conveyance of the Mortgage Loans is being conducted on an arms-length basis and upon commercially reasonable terms. The purchase price of the Mortgage Loans (inclusive of accrued interest) shall be equal to the amount set forth on the cross receipt between the Seller and the Purchaser dated the date hereof and shall be paid by the Purchaser to the Seller in immediately available funds on the Closing Date. The purchase and sale of the Mortgage Loans shall take place on the Closing Date.

SECTION 2.     Books and Records; Certain Funds Received After the Cut-off Date. From and after the sale of the Mortgage Loans to the Purchaser, title to each Mortgage and the related Mortgage Note (including, in the case of the Wyvernwood Apartments AB Whole Loan and the U-Haul Self Storage Pool 5 Whole Loan, the separate note evidencing the related Trust Companion Loan) shall be transferred to the Trustee in accordance with this Agreement. Any funds due after the Cut-off Date in connection with a Mortgage Loan received

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by the Seller or any of its Affiliates shall be held in trust for the benefit of the Trustee as the owner of such Mortgage Loan and shall be transferred promptly to the Trustee. All scheduled payments of principal and interest due on or before the Cut-off Date but collected after the Cut-off Date, and recoveries of principal and interest collected on or before the Cut-off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date and principal prepayments thereon) shall belong to, and shall be promptly remitted to, the Seller.

The transfer of each Mortgage Loan shall be reflected on the Seller’s balance sheets (and any consolidated balance sheet that includes the Seller) and other financial statements as a sale of such Mortgage Loan by the Seller to the Purchaser. The Seller intends to treat the transfer of each Mortgage Loan to the Purchaser as a sale for tax purposes.

The transfer of each Mortgage Loan shall be reflected on the Purchaser’s balance sheets and other financial statements as a purchase of such Mortgage Loan by the Purchaser from the Seller. The Purchaser intends to treat the transfer of each Mortgage Loan from the Seller as a purchase for tax purposes.

SECTION 3.     Delivery of Mortgage Loan Documents; Additional Costs and Expenses. (a) The Purchaser hereby directs the Seller, and the Seller hereby agrees, upon the transfer of the Mortgage Loans contemplated herein, to deliver on the Closing Date (or such other times as specified in the Pooling and Servicing Agreement) to the Master Servicer, Trustee or the Custodian appointed thereby, all documents, instruments and agreements required to be delivered by the Purchaser to the Master Servicer and Trustee with respect to the Mortgage Loans under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement and in the form required thereby.

(b)           The Seller agrees to deliver or cause to be delivered, on or prior to the fifth day after the Closing Date, to the Master Servicer, the Servicing File, which shall include, but not be limited to, all other documents, instruments and agreements required to be delivered by such Sections 2.01(b) and (c) of the Pooling and Servicing Agreement and in the form required thereby, for each Mortgage Loan transferred pursuant to this Agreement; provided that the Seller shall not be required to deliver any draft documents, privileged or internal communications or credit underwriting or due diligence analyses or data.

(c)           With respect to the transfer described in Section 1 hereof, if the Mortgage Loan documents do not require the related Mortgagor to pay any costs and expenses relating to any modifications to a related letter of credit which modifications are required to effectuate such transfer (the “Transfer Modification Costs”), then the Seller shall pay the Transfer Modification Costs required to transfer the letter of credit to the Purchaser; provided that if the Mortgage Loan documents require the related Mortgagor to pay any Transfer Modification Costs, such Transfer Modification Costs shall be an expense of the Mortgagor unless such Mortgagor fails to pay such Transfer Modification Costs after the Master Servicer, consistent with its obligations under the Pooling and Servicing Agreement, has exercised reasonable efforts to collect such Transfer Modification Costs from such Mortgagor, in which case the Master Servicer shall give the Seller notice of such failure and the Seller shall pay such Transfer Modification Costs.

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(d)           Notwithstanding anything to the contrary contained herein, with respect to the Grapevine Mills Whole Loan, the obligations of the Seller to deliver a Mortgage Note to the Trustee, or a Custodian appointed thereby, shall be limited to delivery of only the Mortgage Note designated as “A-1” held by such party to the Trustee or Custodian appointed thereby. With respect to the Grapevine Mills Whole Loan, the obligations of Seller hereunder and CFI under the CFI MLPA to deliver the remaining portion of the related Mortgage File or any document required to be delivered with respect thereto shall be joint and several, provided that either of Seller or CFI may deliver one Mortgage File or one of any other document required to be delivered with respect to the Grapevine Mills Whole Loan hereunder and such delivery shall satisfy such delivery requirements for each of Seller and CFI.

SECTION 4.     Treatment as a Security Agreement. Subject to the receipt of the purchase price for the Mortgage Loans, the Seller, concurrently with the execution and delivery hereof, has conveyed to the Purchaser, all of its right, title and interest in and to the Mortgage Loans. The parties intend that the conveyance of the Seller’s right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan. If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Purchaser, a first priority security interest in all of its right, title and interest in, to and under the Mortgage Loans, all payments of principal or interest on the Mortgage Loans due after the Cut-off Date, all other payments made in respect of the Mortgage Loans after the Cut-off Date (except to the extent such payments were due on or before the Cut-off Date) and all proceeds thereof and that this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

SECTION 5.     Covenants of the Seller. The Seller covenants with the Purchaser as follows:

(a)           it shall record or cause a third party to record in the appropriate public recording office for real property (or UCC filings, as applicable) the intermediate assignments of the Mortgage Loans, the assignments of Assignments of Leases, UCC assignments and the Assignments of Mortgage from the Seller to the Trustee in connection with the Pooling and Servicing Agreement; provided that if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee, no assignment of Mortgage Loans, Assignment of Mortgage or other recorded document in favor of the Trustee will be required to be prepared or delivered and instead, the Seller shall take all actions as are necessary to cause the Trustee to be shown as, and shall deliver evidence of any such transfers to the Master Servicer and the Special Servicer, and the Purchaser shall cause the Trustee to take all actions necessary to confirm that it is shown as, the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. All recording fees relating to the initial recordation of such assignments and Assignments of Mortgage shall be paid by such Seller;

(b)           it shall take any action reasonably required by the Purchaser, the Trustee or the Master Servicer, in order to assist and facilitate in the transfer of the servicing of the

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Mortgage Loans to the Master Servicer, including effectuating the transfer of any letters of credit with respect to any Mortgage Loan to the Master Servicer on behalf of the Trustee for the benefit of Certificateholders (which shall include notifying the providers of such letters of credit of the new beneficiary thereunder in accordance with Section 3.01(f) of the Pooling and Servicing Agreement). Prior to the date that a letter of credit with respect to any Mortgage Loan is transferred to the Master Servicer, the Seller will cooperate with the reasonable requests of the Master Servicer or Special Servicer, as applicable, in connection with effectuating a draw under such letter of credit as required under the terms of the related Mortgage Loan documents;

(c)           if, on or prior to the later of (i) the ninetieth (90th) day following the Closing Date and (ii) the date upon which all Certificates have been sold to parties unaffiliated with the Depositor, as in the opinion of counsel for the Underwriters and the Initial Purchasers (or, in the case of the Class UH5 and Class WYA Certificates, JPMS), an amendment or supplement to the Prospectus or Final Private Placement Memorandum relating to the Certificates (or, in the case of the Class UH5 or Class WYA Certificates, to that certain “Final Class UH5 Private Placement Memorandum,” dated as of September 18, 2014 and relating to the Class UH5 Certificates or “Final Class WYA Private Placement Memorandum,” dated as of September 18, 2014 and relating to the Class WYA Certificates, as applicable) is necessary or appropriate to be delivered in connection with sales thereof by the Underwriters, the Initial Purchasers or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus, the Final Private Placement Memorandum, the Final Class UH5 Private Placement Memorandum or the Final Class WYA Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus Supplement and the disc included therewith, with respect to any information describing the Mortgage Loans (or, in the case of the Final Class UH5 Private Placement Memorandum or Class WYA Private Placement Memorandum, the related Trust Companion Loan) or such Seller, in order to make the statements therein, in the light of the circumstances when the Prospectus, the Final Private Placement Memorandum, the Final Class UH5 Private Placement Memorandum or the Final Class WYA Private Placement Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus, the Final Private Placement Memorandum, the Final Class UH5 Private Placement Memorandum or the Final Class WYA Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus Supplement and the disc included therewith, with respect to any information describing the Mortgage Loans (or, in the case of the Final Class UH5 Private Placement Memorandum or the Final Class WYA Private Placement Memorandum, the related Trust Companion Loan) or such Seller, to comply with applicable law, the Seller shall do all things necessary to assist the Depositor to prepare and furnish, at the expense of the Seller (to the extent that such amendment or supplement describes the Seller, the Mortgage Loans (or, in the case of the Final Class UH5 Private Placement Memorandum or the Final Class WYA Private Placement Memorandum, the related Trust Companion Loan) and/or any information describing the same, as provided by the Seller), to the Underwriters and Initial Purchasers such amendments or supplements to the Prospectus, the Final Private Placement Memorandum, the Final Class UH5 Private Placement Memorandum or the Final Class WYA Private Placement Memorandum as may be necessary, so that the statements in the Prospectus, the Final Private Placement Memorandum, the Final Class UH5 Private Placement Memorandum or the Final Class WYA Private Placement Memorandum as so amended or supplemented, including Annexes A-1, A-2 and A-3 of the Prospectus Supplement and the disc included therewith, with respect to any information

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describing the Mortgage Loans (or, in the case of the Final Class UH5 Private Placement Memorandum or Final Class WYA Private Placement Memorandum, the related Trust Companion Loan) or such Seller, will not, in the light of the circumstances when the Prospectus, the Final Private Placement Memorandum, the Final Class UH5 Private Placement Memorandum or the Final Class WYA Private Placement Memorandum is delivered to a purchaser, be misleading or so that the Prospectus, the Final Private Placement Memorandum, the Final Class UH5 Private Placement Memorandum or the Final Class WYA Private Placement Memorandum, including Annexes A-1, A-2 and A-3 of the Prospectus Supplement and the disc included therewith, with respect to any information describing the Mortgage Loans (or, in the case of the Final Class UH5 Private Placement Memorandum or the Final Class WYA Private Placement Memorandum, the related Trust Companion Loan) or the Seller, will comply with applicable law. All terms used in this clause (c) and not otherwise defined herein shall have the meaning set forth in the Indemnification Agreement, dated as of September 17, 2014 among the Purchaser, the Underwriters, the Initial Purchasers and the Seller (the “Indemnification Agreement”). Notwithstanding the foregoing, the Seller shall have no affirmative obligation to monitor the performance of the Mortgage Loans after the Closing Date in connection with its obligations under this Section 5(c);

(d)           if the Seller requires the Master Servicer to retain any Servicing Function Participant to service any Mortgage Loan as of the Closing Date, it shall cause such Servicing Function Participant to comply, as evidenced by written documentation between each such Servicing Function Participant and the Seller, Purchaser or Master Servicer, with all reporting requirements set forth in Sections 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11, 11.12 and 11.13 of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for the Mortgage Loans, for so long as the Trust Fund is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended;

(e)           for so long as the Trust Fund is subject to the reporting requirements of the Exchange Act, the Seller shall provide the Purchaser and the Trustee with any Additional Form 10-D Disclosure and any Additional Form 10-K Disclosure that the Purchaser is required to provide with respect to such Seller in its capacity as a “sponsor” pursuant to Exhibit BB and Exhibit CC, respectively, of the Pooling and Servicing Agreement within the time periods set forth in the Pooling and Servicing Agreement;

(f)            it shall indemnify and hold harmless the Purchaser and its directors and officers, and each other person who controls the Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) a failure of the Seller to perform its obligations under Section 5(e) or (ii) negligence, bad faith or willful misconduct on the part of the Seller in the performance of such obligations;

(g)           if the indemnification provided for in Section 5(f) is unavailable or insufficient to hold harmless the persons referred to in Section 5(f), it shall contribute to the amount paid or payable to such person as a result of the losses, claims, damages or liabilities referred to in Section 5(f) of such persons in such proportion as is appropriate to reflect the

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relative fault of such persons on the one hand and the Seller on the other in connection with a breach of the Seller’s obligations pursuant to Section 5(e) or the Seller’s negligence, bad faith or willful misconduct in connection therewith;

(h)           with respect to any Mortgage Loan that requires notice to the related franchisor or other action to transfer or assign any related comfort letter to the trust or otherwise have a new comfort letter issued in the name of the trust, the Seller shall take such action and/or provide any such required notice to the franchisor as is necessary in order to assign any such comfort letter to the trust or to have a new comfort letter issued in the name of the trust within the required timeframes set forth in the related franchise agreement or the related comfort letter, as applicable, but in any event no later than thirty (30) days after the Closing Date; and

(i)            with respect to any Mortgage Loan that is part of a Serviced Whole Loan, the Seller shall pay the costs and expenses (including attorney’s fees) (or with respect to the Grapevine Mills Whole Loan and a future joint securitization of Pari Passu Companion Loans with CFI its pro rata share of such costs and expenses) incurred by any party to the Pooling and Servicing Agreement in connection with such party’s compliance obligations under Section 11.15 of the Pooling and Servicing Agreement in connection with the securitization of the related Pari Passu Companion Loan.

SECTION 6.     Representations and Warranties. (a) The Seller represents and warrants to the Purchaser, solely as to itself, in each case as of the Closing Date, that:

(i)           it is a national banking association duly organized, validly existing, and in good standing under the laws of the United States of America;

(ii)          it has the power and authority to own its property and to carry on its business as now conducted;

(iii)         it has the power to execute, deliver and perform this Agreement;

(iv)         it is legally authorized to transact business in the United States of America and it is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary for the origination (if originated by the Seller) and ownership of the Mortgage Loans and the execution of this Agreement so that a subsequent holder of the related Mortgage Loan (including, without limitation, the Purchaser) that is in compliance with the laws of such state would not be prohibited from enforcing such Mortgage Loan solely by reason of any non-compliance by the Seller;

(v)          the execution, delivery and performance of this Agreement by the Seller has been duly authorized by all requisite action by the Seller’s board of directors and will not violate or breach any provision of its organizational documents;

(vi)         this Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, receivership, liquidation, conservatorship, reorganization, insolvency,

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moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles regardless of whether enforcement is considered in a proceeding in equity or at law);

(vii)        there are no legal or governmental proceedings pending to which the Seller is a party or of which any property of the Seller is the subject which, if determined adversely to the Seller, would reasonably be expected to materially and adversely affect (A) the transfer of the Mortgage Loans and the Mortgage Loan documents as contemplated herein, (B) the execution and delivery by the Seller or enforceability against the Seller of the Mortgage Loans or this Agreement, or (C) the performance of the Seller’s obligations hereunder;

(viii)       it has no actual knowledge that any statement, report, officer’s certificate or other document prepared and furnished or to be furnished by such Seller in connection with the transactions contemplated hereby (including, without limitation, any financial cash flow models and underwriting file abstracts furnished by such Seller) (collectively, the “Provided Information”) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, or, to the extent that it has become aware of any material misstatement or omission in any Provided Information, the Seller has notified the Depositor in writing of such material misstatement or omission at least one Business Day prior to the Time of Sale and updated such Provided Information or the material misstatement or omission has been corrected in the Time of Sale Information (it being understood that any liability arising out of a breach of the representation made in this clause (viii) and relating solely to the Grapevine Mills Mortgage Loan shall be shared (50% each) between the Seller and CFI);

(ix)          it is not, nor with the giving of notice or lapse of time or both would it be, in violation of or in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein; the sale of the Mortgage Loans and the performance by the Seller of its obligations under this Agreement and the consummation by the Seller of the transactions on its part herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Seller is a party or by which the Seller is bound or to which any of the property or assets of the Seller is subject, nor will any such action result in any violation of the provisions of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Seller, or any of its properties, except for conflicts, breaches, defaults and violations which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Seller of the transactions on its part contemplated by this

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Agreement, other than any consent, approval, authorization, order, license, registration or qualification that has been obtained or made;

(x)           it has either (A) not dealt with any Person (other than the Purchaser, the Underwriters or the Initial Purchasers or their respective affiliates or any servicer of a Mortgage Loan) that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans by the Seller or the Seller’s entering into this Agreement or (B) paid in full any such commission or compensation (except with respect to any servicer of a Mortgage Loan, any commission or compensation that may be due and payable to such servicer if such servicer is terminated and does not continue to act as a servicer);

(xi)          it is solvent and the sale of the Mortgage Loans hereunder will not cause it to become insolvent; and the sale of the Mortgage Loans is not undertaken by the Seller with the intent to hinder, delay or defraud any of the Seller’s creditors; and

(xii)         it has caused each Servicing Function Participant that services a Mortgage Loan as of the Closing Date to comply, as evidenced by written documentation between each such Servicing Function Participant and the Seller, Purchaser or Master Servicer, with all reporting requirements set forth in Sections 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11, 11.12 and 11.13 of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for the Mortgage Loans, for so long as the Trust Fund is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

(b)           The Purchaser represents and warrants to the Seller as of the Closing Date that:

(i)           it is a corporation duly organized, validly existing, and in good standing in the State of Delaware;

(ii)          it is duly qualified as a foreign corporation in good standing in all jurisdictions in which ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Purchaser, and the Purchaser is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of each jurisdiction in which it is conducting business;

(iii)         it has the power and authority to own its property and to carry on its business as now conducted;

(iv)         it has the power to execute, deliver and perform this Agreement, and neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by the Purchaser of the transactions herein contemplated, nor the compliance by the Purchaser with the provisions hereof, will (A) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Purchaser or any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or

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any of its properties, or any indenture, mortgage, contract or other instrument to which the Purchaser is a party or by which it is bound, or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of the Purchaser’s property pursuant to the terms of any such indenture, mortgage, contract or other instrument;

(v)          this Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (except as enforcement thereof may be limited by (a) bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and (b) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or law));

(vi)         the execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by all requisite action by the Purchaser’s board of directors and will not violate or breach any provision of its organizational documents;

(vii)        there are no legal or governmental proceedings pending to which the Purchaser is a party or of which any property of the Purchaser is the subject which, if determined adversely to the Purchaser, might interfere with or adversely affect the consummation of the transactions contemplated herein and in the Pooling and Servicing Agreement or the execution and delivery by the Purchaser or enforceability against the Purchaser of this Agreement or the performance of the Purchaser’s obligations hereunder; to the best of the Purchaser’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(viii)       it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance hereunder;

(ix)          it has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchasers and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the transactions contemplated hereby;

(x)           all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the Purchaser have been obtained or made; and

(xi)          it has not intentionally violated any provisions of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001.

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(c)           The Seller further makes the representations and warranties as to the Mortgage Loans set forth in Exhibit B as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), which representations and warranties are subject to the exceptions thereto set forth in Exhibit C. Neither the delivery by the Seller of the Mortgage Files, Servicing Files, or any other documents required to be delivered under Section 2.01 of the Pooling and Servicing Agreement, nor the review thereof or any other due diligence by the Trustee, Master Servicer, Special Servicer, a Certificate Owner or any other Person shall relieve the Seller of any liability or obligation with respect to any representation or warranty or otherwise under this Agreement or constitute notice to any Person of a Breach or Defect.

(d)           The Seller shall promptly notify the Purchaser if (i) the Seller receives a Repurchase Request with respect to a Mortgage Loan (other than a Repurchase Request received from a Repurchase Request Recipient pursuant to Section 2.02(g) of the Pooling and Servicing Agreement), (ii) the Seller repurchases or replaces a Mortgage Loan, (iii) the Seller receives notice of a withdrawal of a Repurchase Request with respect to a Mortgage Loan (other than a Repurchase Request received from a Repurchase Request Recipient pursuant to Section 2.02(g) of the Pooling and Servicing Agreement), or (iv) the Seller rejects or disputes a Repurchase Request with respect to a Mortgage Loan. Each such notice shall be given no later than the tenth (10th) Business Day after (A) with respect to clauses (i) and (iii) of the preceding sentence, receipt of a Repurchase Request or receipt of a notice of a withdrawal of a Repurchase Request, as applicable, and (B) with respect to clauses (ii) and (iv) of the preceding sentence, the occurrence of the event giving rise to the requirement for such notice, and shall include (1) the identity of the related Mortgage Loan (unless no specific Mortgage Loan is identified in any Repurchase Request), (2) the date (x) a Repurchase Request or notice of a withdrawal of a Repurchase Request was received, (y) the Mortgage Loan was repurchased or replaced or (z) the Repurchase Request was rejected or disputed, as applicable, and (3) if known, the basis for the Repurchase Request (as asserted in the Repurchase Request).

The Seller shall provide to the Purchaser a copy of the relevant portion of any Form ABS-15G that the Seller is required to file with the Securities and Exchange Commission with respect to the Mortgage Loans on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission.

In addition, the Seller shall provide the Purchaser, upon request, such other information with respect to a Mortgage Loan in its possession as would permit the Purchaser to comply with its obligations under Rule 15Ga-1 under the Exchange Act (“Rule 15Ga-1”) to disclose fulfilled and unfulfilled repurchase requests. Any such information requested shall be provided as promptly as practicable after such request is made.

Pursuant to this Agreement or Section 2.03(b) of the Pooling and Servicing Agreement, the Seller and the Purchaser shall be given prompt notice of any Breach or Defect that materially and adversely affects the value of a Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any Certificateholder therein. In addition, pursuant to Section 2.02(g) of the Pooling and Servicing Agreement, the Seller and the Purchaser shall be given each 15Ga-1 Notice required thereunder; however, the Seller agrees

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that (i) a Repurchase Request Recipient under the Pooling and Servicing Agreement will not, in connection with providing the Seller with any 15Ga-1 Notice under the Pooling and Servicing Agreement, be required to deliver any attorney-client privileged communication or any information protected by the attorney work product doctrine, (ii) any 15Ga-1 Notice delivered to the Seller and the Purchaser under the Pooling and Servicing Agreement is provided only to assist the Seller, the Purchaser and their respective Affiliates in complying with Rule 15Ga-1, Items 1104 and 1121 of Regulation AB and/or any other law or regulation and (iii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided to the Seller pursuant to Section 2.02(g) of the Pooling and Servicing Agreement by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to this Agreement or the Pooling and Servicing Agreement.

(e)           Upon notice pursuant to Section 6(d) above of any Breach or Defect that materially and adversely affects the value of a Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any Certificateholder therein, the Seller shall (subject to any decision by the Directing Certificateholder or the Special Servicer, as applicable, to allow the Seller to deposit funds or a letter of credit in lieu of repurchasing or substituting for such Mortgage Loan in accordance with Section 2.02(d) of the Pooling and Servicing Agreement), not later than ninety (90) days from (x) except in the case of the succeeding clause (y), the Seller’s receipt of the notice thereof pursuant to Section 6(d) above or (y) in the case of a Defect or Breach relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective mortgage loan to be treated as a qualified mortgage, the earlier of (A) the Seller’s discovery of such Breach or Defect, or (B) discovery of such Breach or Defect by any other party identified in Section 6(d) above, provided the Seller receives the required prompt written notice thereof (the “Initial Resolution Period”), (i) cure (or may, in the case of a Defect or Breach relating to the Grapevine Mills Whole Loan, coordinate with CFI to cure) such Defect or Breach, as the case may be, in all material respects, at its own expense, including reimbursement of any related additional Trust Fund expenses incurred by any party to the Pooling and Servicing Agreement, (ii) repurchase the affected Mortgage Loan or REO Loan (excluding any related Companion Loan, if applicable, but including, in the case of the Wyvernwood Apartments Mortgage Loan and the U-Haul Self Storage Pool 5 Mortgage Loan, the related Trust Companion Loans) at the applicable Repurchase Price (as defined below) or (iii) substitute a Qualified Substitute Mortgage Loan (as defined below) (other than with respect to the 17 State Street Mortgage Loan, Grapevine Mills Mortgage Loan and Beverly Connection Mortgage Loan, for which no substitution will be permitted) for such affected Mortgage Loan or such REO Loan (excluding any related Companion Loan, if applicable) (provided that in no event shall any such substitution occur on or after the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Certificate Account, any Substitution Shortfall Amount (as defined below) in connection therewith; provided, however, that except with respect to a Defect resulting solely from the failure by the Seller to deliver to the Trustee or Custodian the actual policy of lender’s title insurance required pursuant to clause (ix) of the definition of Mortgage File by a date not later than eighteen (18) months following the Closing Date, if such Breach or Defect is capable of being cured but is not cured within the Initial Resolution Period, and the Seller has commenced and is diligently proceeding with the cure of such Breach or Defect

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within the Initial Resolution Period, the Seller shall have an additional ninety (90) days commencing immediately upon the expiration of the Initial Resolution Period (the “Extended Resolution Period”) to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or REO Loan (excluding any related Companion Loan, if applicable, but including, in the case of the Wyvernwood Apartments Mortgage Loan and the U-Haul Self Storage Pool 5 Mortgage Loan, the related Trust Companion Loans) or, if applicable, substitute a Qualified Substitute Mortgage Loan as described above) (other than with respect to the 17 State Street Mortgage Loan, Grapevine Mills Mortgage Loan and Beverly Connection Mortgage Loan, for which no substitution will be permitted); and provided, further, that with respect to the Extended Resolution Period the Seller shall have delivered an officer’s certificate to the Trustee, the Certificate Administrator (such Officer’s Certificate to be delivered electronically to 17g5informationprovider@wellsfargo.com with the subject line: “JPMBB 2014-C23”), the Master Servicer, the Special Servicer, the Senior Trust Advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, setting forth the reason such Breach or Defect is not capable of being cured within the Initial Resolution Period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Breach or Defect will be cured within the Extended Resolution Period. Notwithstanding the foregoing, any Defect or Breach which causes any Mortgage Loan not to be a “qualified mortgage” (within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) which causes a defective mortgage loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interests of the holders of the Certificates therein, and (subject to the Seller’s right to cure such Defect or Breach during the Initial Resolution Period) such Mortgage Loan shall be repurchased (along with, in the case of the Wyvernwood Apartments Mortgage Loan and the U-Haul Self Storage Pool 5 Mortgage Loan, the related Trust Companion Loans) or, if applicable, a Qualified Substitute Mortgage Loan (other than with respect to the 17 State Street Mortgage Loan, Grapevine Mills Mortgage Loan and Beverly Connection Mortgage Loan, for which no substitution will be permitted) substituted in lieu thereof without regard to the Extended Resolution Period described in the preceding sentence. If the affected Mortgage Loan is to be repurchased (along with, in the case of the Wyvernwood Apartments Mortgage Loan and the U-Haul Self Storage Pool 5 Mortgage Loan, the related Trust Companion Loans), the Seller shall remit the Repurchase Price (defined below) in immediately available funds to the Master Servicer for deposit into the Certificate Account.

If any Breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the Seller shall not be required to repurchase or replace such Mortgage Loan and the sole remedy with respect to any Breach of such representation shall be to cure such Breach within the applicable cure period (as the same may be extended) by reimbursing the Trust Fund (by wire transfer of immediately available funds) the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Mortgagor; provided, however, that in the event any such costs and expenses exceed $10,000, the Seller shall have the option to either repurchase (along with, in the case of the Wyvernwood Apartments Mortgage Loan and the U-Haul Self Storage Pool 5 Mortgage Loan, the related Trust Companion Loans) or substitute for the related Mortgage

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Loan as provided above or pay such costs and expenses. Except as provided in the proviso to the immediately preceding sentence, the Seller shall remit the amount of such costs and expenses and upon its making such remittance, the Seller shall be deemed to have cured such Breach in all respects. To the extent any fees or expenses that are the subject of a cure by the Seller are subsequently obtained from the related Mortgagor, the portion of the cure payment equal to such fees or expenses obtained from the Mortgagor shall be returned to the Seller pursuant to Section 2.03(b) or Section 2.03(g), as applicable, of the Pooling and Servicing Agreement. No delay in either the discovery of a Defect or Breach on the part of any party to the Pooling and Servicing Agreement in providing notice of such Defect or Breach will relieve the Seller of its obligation to repurchase the related Mortgage Loan (along with, in the case of the Wyvernwood Apartments Mortgage Loan and the U-Haul Self Storage Pool 5 Mortgage Loan, the related Trust Companion Loans) unless (i) the Seller did not otherwise discover or have knowledge of such Defect or Breach and (ii) such delay is the result of the failure by a party to this Agreement or the Pooling and Servicing Agreement to provide prompt notice as required by the terms hereof or of the Pooling and Servicing Agreement after such party has actual knowledge of such Defect or Breach (knowledge shall not be deemed to exist by reason of the Custodial Exception Report) and such delay precludes the Seller from curing such Defect or Breach.

Subject to the Seller’s right to cure as set forth above in this Section 6, and further subject to Sections 2.01(b) and 2.01(c) of the Pooling and Servicing Agreement, any of the following will cause a document in the Mortgage File delivered by the Seller for any Mortgage Loan to be deemed to have a Defect and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in a Mortgage Loan (but solely with respect to clause (a)) and to be deemed to materially and adversely affect the interests of the Certificateholders in and the value of a Mortgage Loan: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity with a copy of the Mortgage Note that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage that appears to be regular on its face, unless there is included in the Mortgage File either a copy of the Mortgage with evidence of recording thereon or a copy of the Mortgage and a certificate stating that the original signed Mortgage was sent for recordation; (c) the absence from the Mortgage File of the lender’s title insurance policy (or if the policy has not yet been issued, an original or copy of a “marked-up” written commitment or the pro forma or specimen title insurance policy or a commitment to issue the same pursuant to written escrow instructions signed by the title insurance company) called for by clause (ix) of the definition of “Mortgage File” in the Pooling and Servicing Agreement; (d) the absence from the Mortgage File of any required letter of credit; (e) with respect to any leasehold mortgage loan, the absence from the related Mortgage File of a copy (or an original, if available) of the related Ground Lease; or (f) the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignments to the Trustee on behalf of the Trust, unless there is included in the Mortgage File either a copy of the assignment with evidence of recording thereon or a copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation; provided, however, that no Defect (except a Defect previously described in clauses (a) through (f) above) shall be considered to materially and adversely affect the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or Certificateholders unless the document with respect to which the Defect exists is

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required in connection with an imminent enforcement of the Mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation. Notwithstanding the foregoing, the delivery of executed escrow instructions or a commitment to issue a lender’s title insurance policy, as provided in clause (ix) of the definition of “Mortgage File” in the Pooling and Servicing Agreement, in lieu of the delivery of the actual policy of lender’s title insurance, shall not be considered a Defect or Breach with respect to any Mortgage File if such actual policy is delivered to the Trustee or the Custodian on its behalf within eighteen (18) months from the Closing Date. Also, notwithstanding the foregoing, to the extent the Seller has otherwise complied with its document delivery requirements under the Pooling and Servicing Agreement and this Agreement, in the event that the Trustee (or the Custodian on the Trustee’s behalf) subsequently loses a document that is part of the Mortgage File, the fact that such document is lost may not be utilized as the basis for a claim of a Defect against the Seller pursuant to this Section 6(e) and the Trustee (or the Custodian on the Trustee’s behalf, if so designated in the Pooling and Servicing Agreement) shall be responsible therefor in accordance with the Pooling and Servicing Agreement. In the event any document is lost by the Trustee (or any Custodian on its behalf), at the request of the Trustee and, at the Trustee’s individual expense or the expense of the Trust to the extent provided in Section 8.01 of the Pooling and Servicing Agreement, the Seller shall use commercially reasonable efforts to assist the Trustee (or any servicer on its behalf) in replacing such lost document.

For the avoidance of doubt, the presence in the Mortgage File of the items required under clauses (b), (c), (d), (e) and (f) in preceding paragraph with respect to the Mortgage Loans identified as Loan Nos. 3 and 19 on Exhibit A, shall also satisfy such requirement with respect to each related Trust Companion Loan.

Notwithstanding anything herein to the contrary, with respect to the Mortgage Loans identified as Loan Nos. 3 and 19 on Exhibit A, to the extent that a Defect exists with respect to such Mortgage Loan solely in respect of delivery of the original Mortgage Note as provided for in clause (a) above, and as to which no such Defect exists with respect to the related Trust Companion Loan, then, unless required to do so as a result of a separate Defect or Breach related to the Trust Companion Loan, the Seller may cure such Defect by repurchasing the Mortgage Loan (and shall not be obligated to also repurchase the related Trust Companion Loan).

With respect to the Beverly Connection Mortgage Loan, the Seller agrees that if a Material Document Defect under, and as such term or any analogous term is defined in, the related Non-Serviced Pooling Agreement exists with respect to the related Companion Loan and the Seller repurchases the related pari passu Companion Loan from the related Non-Serviced Trust, then the Seller shall repurchase the related Mortgage Loan; provided, however, that the foregoing shall not apply to any Material Document Defect related to the promissory note for the related pari passu Companion Loan.

If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in the first paragraph of this Section 6(e), (ii) such Mortgage Loan is a Crossed Underlying Loan, and (iii) the applicable Defect or Breach does not constitute a Defect

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or Breach, as the case may be, as to any other Crossed Underlying Loan in such Crossed Mortgage Loan Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to each other Crossed Underlying Loan in the Crossed Mortgage Loan Group for purposes of this paragraph, and the Seller will be required to repurchase or substitute for all of the remaining Crossed Underlying Loans in the related Crossed Mortgage Loan Group as provided in the first paragraph of this Section 6(e) unless such other Crossed Underlying Loans in such Crossed Mortgage Loan Group satisfy the Crossed Underlying Loan Repurchase Criteria. In the event that the remaining Crossed Underlying Loans satisfy the aforementioned criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Underlying Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Underlying Loans in the related Crossed Mortgage Loan Group. The Seller shall be responsible for the cost of any Appraisal required to be obtained to determine if the Crossed Underlying Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by the Seller (such approval not to be unreasonably withheld).

To the extent that the Seller is required to repurchase or substitute for a Crossed Underlying Loan hereunder in the manner prescribed above while the Trustee continues to hold any other Crossed Underlying Loans in such Crossed Mortgage Loan Group, neither the Seller nor the Purchaser shall enforce any remedies against the other’s Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective Crossed Underlying Loans, including with respect to the Trustee, the Primary Collateral securing Crossed Underlying Loans still held by the Trustee.

If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Underlying Loans held by such party, then the Seller and the Purchaser shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Crossed Underlying Loans can be modified in a manner that complies with this Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached. Any reserve or other cash collateral or letters of credit securing the Crossed Underlying Loans shall be allocated between such Crossed Underlying Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Notwithstanding the foregoing, if a Crossed Underlying Loan included in the Trust Fund is modified to terminate the related cross-collateralization and/or cross-default provisions, as a condition to such modification, the Seller shall furnish to the Trustee an Opinion of Counsel that any modification shall not cause an Adverse REMIC Event. Any expenses incurred by the Purchaser in connection with such modification or accommodation (including but not limited to recoverable attorney fees) shall be paid by the Seller.

The “Repurchase Price” with respect to any Mortgage Loan or REO Loan to be repurchased pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to the term “Purchase Price” in the Pooling and Servicing Agreement. For the avoidance of doubt, the Repurchase Price shall not include liquidation fees payable to the Special Servicer in the event of any repurchase of a Mortgage Loan under this Agreement prior to the termination of the Extended Resolution Period.

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Furthermore, for the avoidance of doubt, the Repurchase Price for the Grapevine Mills Mortgage Loan shall be calculated based on the Seller’s 50% percentage interest of the portion of the Grapevine Mills Whole sold to the Purchaser for inclusion in the Trust by the Seller and CFI.

A “Qualified Substitute Mortgage Loan” with respect to any Mortgage Loan or REO Loan to be substituted pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to such term in the Pooling and Servicing Agreement.

A “Substitution Shortfall Amount” with respect to any Mortgage Loan or REO Loan to be substituted pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to such term in the Pooling and Servicing Agreement.

In connection with any repurchase or substitution of one or more Mortgage Loans contemplated hereby, (i) the Purchaser shall execute and deliver, or cause the execution and delivery of, such endorsements and assignments, without recourse to the Trust, as shall be necessary to vest in the Seller the legal and beneficial ownership of each repurchased Mortgage Loan or replaced Mortgage Loan, as applicable, (ii) the Purchaser shall deliver, or cause the delivery, to the Seller of all portions of (A) the Mortgage File and other documents pertaining to such Mortgage Loan possessed by the Trustee, or on the Trustee’s behalf, and (B) the Servicing File and other documents pertaining to such Mortgage Loan possessed by the Master Servicer or Special Servicer, or on the Master Servicer’s or Special Servicer’s behalf, and (iii) the Purchaser shall release, or cause to be released, to the Seller any escrow payments and reserve funds held by the Trustee, or on the Trustee’s behalf, in respect of such repurchased or replaced Mortgage Loans.

The Purchaser shall provide to the Seller any relevant portions of any Form ABS-15G that the Purchaser is required to file with the Securities and Exchange Commission (only to the extent that such portions relate to any Mortgage Loan and that was not provided by the Seller) on or before the date that is five (5) Business Days prior to the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission. The Trust’s CIK# is 0001618150.

(f)            The representations and warranties of the parties hereto shall survive the execution and delivery and any termination of this Agreement and shall inure to the benefit of the respective parties, notwithstanding any restrictive or qualified endorsement on the Mortgage Note or Assignment of Mortgage for any Mortgage Loan or the examination of the Mortgage Files for any Mortgage Loan.

(g)           Each party hereby agrees to promptly notify the other party of any breach of a representation or warranty contained in Section 6. In addition, in the event that the Seller receives a Repurchase Request, the Seller shall promptly forward such Repurchase Request to the Master Servicer, if relating to a Non-Specially Serviced Mortgage Loan, or to the Special Servicer, if relating to a Specially Serviced Mortgage Loan or REO Property, in each case in the manner described in Section 2.02(g) of the Pooling and Servicing Agreement; provided, however, that the Seller shall not be required to notify the Master Servicer or Special Servicer,

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as applicable, of any such Repurchase Request if such Repurchase Request is received from a Repurchase Request Recipient. The Seller’s obligation to cure any Breach or Defect or repurchase or substitute for any affected Mortgage Loan pursuant to Section 6(e) shall constitute the sole remedy available to the Purchaser in connection with a Breach or Defect. It is acknowledged and agreed that the representations and warranties are being made for risk allocation purposes; provided, however, that no limitation of remedy is implied with respect to the Seller’s breach of its obligation to cure, repurchase or substitute in accordance with the terms and conditions of this Agreement.

(h)           If the Seller is notified of a Defect in the Mortgage File that concerns any portion of the Grapevine Mills Whole Loan sold to the Trust, the Seller shall reasonably cooperate in good faith with CFI to promptly correct such Defect.

SECTION 7.     Conditions to Closing. The obligations of the Purchaser to purchase the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)           Each of the obligations of the Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the Closing Date, and no event shall have occurred as of the Closing Date which, with notice or passage of time, would constitute a default under this Agreement, and the Purchaser shall have received a certificate to the foregoing effect signed by an authorized officer of the Seller substantially in the form of Exhibit D.

(b)           The Purchaser shall have received the following additional closing documents:

(i)           copies of the Seller’s articles of association and by-laws, certified as of a recent date by the Secretary or Assistant Secretary of the Seller;

(ii)          a copy of a certificate of good standing of the Seller issued by the Comptroller of the Currency dated not earlier than sixty (60) days prior to the Closing Date;

(iii)         an opinion of counsel of the Seller, in form and substance satisfactory to the Purchaser and its counsel, substantially to the effect that, with respect to the Seller:

(A)         the Seller is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America;

(B)         the Seller has the power to conduct its business as now conducted and to incur and perform its obligations under this Agreement and the Indemnification Agreement;

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(C)         all necessary action has been taken by the Seller to authorize the execution, delivery and performance of this Agreement and the Indemnification Agreement by the Seller and this Agreement is a legal, valid and binding agreement of the Seller enforceable against the Seller, whether such enforcement is sought in a procedure at law or in equity, except to the extent such enforcement may be limited by bankruptcy or other similar creditors’ laws or principles of equity and public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of the Agreement which purport to provide indemnification with respect to securities law violations;

(D)         the Seller’s execution and delivery of, and the Seller’s performance of its obligations under, each of this Agreement and the Indemnification Agreement do not and will not conflict with the Seller’s organizational documents or conflict with or result in the breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Seller is a party or by which the Seller is bound, or to which any of its property or assets is subject or violate any provisions of law or conflict with or result in the breach of any order of any court or any governmental body binding on the Seller;

(E)          there is no litigation, arbitration or mediation pending before any court, arbitrator, mediator or administrative body, or to such counsel’s actual knowledge, threatened, against the Seller which (i) questions, directly or indirectly, the validity or enforceability of this Agreement or the Indemnification Agreement or (ii) would, if decided adversely to the Seller, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement or the Indemnification Agreement; and

(F)          no consent, approval, authorization, order, license, registration or qualification of or with any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by this Agreement and the Indemnification Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained; and

(iv)         a letter from counsel of the Seller substantially to the effect that nothing has come to such counsel’s attention that would lead such counsel to believe that the Free Writing Prospectus, the Preliminary Private Placement Memorandum, the Preliminary Class UH5 Private Placement Memorandum or the Preliminary Class WYA Private Placement Memorandum as of the date thereof or as of the Time of Sale, or the Prospectus, the Final Private Placement Memorandum, the Final Class UH5 Private Placement Memorandum or the Final Class WYA Private Placement Memorandum as of the date thereof or as of the Closing Date contains, with respect to such Seller or the Mortgage Loans, any untrue statement of a material fact or omits to state a material fact

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necessary in order to make the statements therein relating to such Seller or the Mortgage Loans, in the light of the circumstances under which they were made, not misleading. All terms used in this clause (iv) and not otherwise defined herein shall have the meaning set forth in the Indemnification Agreement.

(c)           The Certificates shall have been concurrently issued and sold pursuant to the terms of the Certificate Purchase Agreements and the Underwriting Agreement.

(d)           The Seller shall have executed and delivered concurrently herewith the Indemnification Agreement.

(e)           The Seller shall furnish the Purchaser with such other certificates of its officers or others and such other documents and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its counsel may reasonably request.

SECTION 8.     Closing. The closing for the purchase and sale of the Mortgage Loans shall take place at the office of Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, at 10:00 a.m., on September 30, 2014 or such other place and time as the parties shall agree (the actual date of such closing, the “Closing Date”). The parties hereto agree that time is of the essence with respect to this Agreement.

SECTION 9.     Expenses. The Seller shall pay its pro rata share (the Seller’s pro rata share to be determined according to the percentage that the aggregate principal balance as of the Cut-off Date of all the Mortgage Loans represents in proportion to the aggregate principal balance as of the Cut-off Date of all the mortgage loans to be included in the Trust Fund) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing) and delivering the Certificates; (ii) the reasonable and documented fees, costs and expenses of the Trustee and its counsel incurred in connection with the Trustee entering into the Pooling and Servicing Agreement; (iii) the fees and disbursements of a firm of certified public accountants selected by the Purchaser with respect to numerical information in respect of the Mortgage Loans and the Certificates included in any Time of Sale Information, Prospectus, Final Private Placement Memorandum (each as defined in the Indemnification Agreement), the Final Class UH5 Private Placement Memorandum or the Final Class WYA Private Placement Memorandum, including the cost of obtaining any “comfort letters” with respect to such items; (iv) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, if any, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (v) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, if any, including reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with printing (or otherwise reproducing) and delivering any Time of Sale Information, Prospectus, Final Private Placement Memorandum, Final Class UH5 Private Placement Memorandum or Final Class WYA Private Placement Memorandum and the reproduction and delivery of this Agreement and the furnishing to the Underwriters and the Initial Purchasers of such copies of the Prospectus, Final Private Placement Memorandum, Final

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Class UH5 Private Placement Memorandum, Final Class WYA Private Placement Memorandum and this Agreement as each Underwriter and Initial Purchaser may reasonably request; (vii) the fees of the rating agency or agencies requested to rate the Certificates; and (viii) the reasonable fees and expenses of Cadwalader, Wickersham & Taft LLP, counsel to the Depositor.

SECTION 10.     Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision which most closely resembles, and which has the same economic effect as, the provision held to be invalid or unenforceable.

SECTION 11.     Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF THE PURCHASER AND THE SELLER HEREBY IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE AND FEDERAL COURTS SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY WITH RESPECT TO MATTERS ARISING OUT OF OR RELATING TO THIS AGREEMENT; (II) AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURTS; (III) WAIVES, TO THE FULLEST POSSIBLE EXTENT, THE DEFENSE OF AN INCONVENIENT FORUM; (IV) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (V) WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CLAIM, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATING TO OR ARISING OUT OF THIS AGREEMENT.

SECTION 12.     No Third-Party Beneficiaries. The parties do not intend the benefits of this Agreement to inure to any third party except as expressly set forth in Section 13.

SECTION 13.     Assignment. The Seller hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee for the benefit of the Certificateholders to the extent set forth in the Pooling and Servicing Agreement and that the rights so assigned may be further assigned to, and shall inure to the benefit of, any successor trustee under the Pooling and Servicing Agreement. The Seller hereby

22

acknowledges its obligations, including, without limitation, that of expense reimbursement, pursuant to Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement. Except as set forth hereinabove and in Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement, the representations and warranties of the Seller made hereunder and the remedies provided hereunder with respect to Breaches or Defects may not be further assigned by the Purchaser, the Trustee or any successor trustee. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assign because of such ownership. This Agreement shall bind and inure to the benefit of, and be enforceable by, the Seller, the Purchaser and their permitted successors and permitted assigns. The warranties and representations and the agreements made by the Seller herein shall survive delivery of the Mortgage Loans to the Trustee until the termination of the Pooling and Servicing Agreement.

Each of the Purchaser and the Seller acknowledge that CFI is a third party beneficiary with respect to the obligations of the Seller set forth in this Agreement relating to the Grapevine Mills Mortgage Loan.

SECTION 14.     Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt by the intended recipient if personally delivered at or couriered or mailed by first class or registered mail, postage prepaid, to (i) in the case of the Purchaser, J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: Kunal Singh, Executive Director, telecopy number: (212) 834-6047 and Bianca A. Russo, Esq., Managing Director & Associate General Counsel, 383 Madison Avenue, 32nd Floor, New York, New York 10179, telecopy: (917) 464-6116, (ii) in the case of the Seller, JPMorgan Chase Bank, National Association, 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: Kunal K. Singh and Bianca A. Russo, Esq., Managing Director & Associate General Counsel, 383 Madison Avenue, 32nd Floor, New York, New York 10179, telecopy: (917) 464-6116, and (iii) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other party in writing by such party.

SECTION 15.     Amendment. This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser and the Seller; provided, however, that unless such amendment is to cure an ambiguity, mistake or inconsistency in this Agreement, no amendment shall be permitted unless each Rating Agency has delivered a written confirmation that such amendment will not result in a downgrade, withdrawal or qualification of the then current ratings of the Certificates and the cost of obtaining any Rating Agency confirmation shall be borne by the party requesting such amendment. This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice. No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein or any obligations of the Seller whatsoever shall be effective against the Seller unless the Seller shall have agreed to such amendment in writing. The Pooling and Servicing Agreement shall identify the Seller as a third party beneficiary and may not be amended in any manner that materially and adversely affects the Seller’s rights as such without the Seller’s consent.

SECTION 16.     Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when executed

23

and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

SECTION 17.     Exercise of Rights. No failure or delay on the part of any party to exercise any right, power or privilege under this Agreement and no course of dealing between the Seller and the Purchaser shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as set forth in Section 6 herein, the rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of either party to any other or further action in any circumstances without notice or demand.

SECTION 18.     No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto. Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser and the Seller and neither the Purchaser nor the Seller shall take any action which could reasonably lead a third party to assume that it has the authority to bind the other party hereto or make commitments on such other party’s behalf.

SECTION 19.     Miscellaneous. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

* * * * * *

24

IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

By:	/s/ Bradley J. Horn
Name: Bradley J. Horn
Title: Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Bradley J. Horn
Name: Bradley J. Horn
Title: Vice President

SCHEDULE I

MORTGAGED PROPERTY FOR WHICH ENVIRONMENTAL INSURANCE IS MAINTAINED

None.

Sched. I-1

EXHIBIT A

MORTGAGE LOAN SCHEDULE

JPMBB 2014-C23 - JPMCB

Loan ID #	Originator/Loan Seller	Mortgagor Name	Property Address	City	State	Zip Code	County	Property Name	Size	Measure	Mortgage Rate in Effect at Origination (%)	Net Mortgage Rate in Effect at the Cut-off Date (%)	Original Principal Balance
1	JPMCB	17 State Owner LLC	17 State Street	New York	NY	10004	New York	17 State Street	560,210	Square Feet	4.45250	4.44190	105,000,000
3	JPMCB	Thurman Interim California, LLC	2901 East Olympic Boulevard	Los Angeles	CA	90023	Los Angeles	Wyvernwood Apartments	1,175	Units	4.12516	4.11456	103,000,000
4	JPMCB	Grapevine Mills Mall Limited Partnership	3000 Grapevine Mills Parkway	Grapevine	TX	76051	Tarrant	Grapevine Mills	1,337,751	Square Feet	3.83270	3.82210	40,000,000
5	JPMCB	Extended Legacy, LLC	2400 Stevens Drive	Richland	WA	99354	Benton	Stevens Center Business Park	468,373	Square Feet	4.63700	4.62640	59,000,000
7	JPMCB	HRG Holdings, LLC	207 5th Avenue	San Diego	CA	92101	San Diego	Hard Rock San Diego Fee	52,708	Square Feet	4.34300	4.33240	48,000,000
9	JPMCB	Bevcon Blue Fee LLC, DK Connections LLC, DK Connections Lease LLC	100 North La Cienega Boulevard	Los Angeles	CA	90048	Los Angeles	Beverly Connection	334,566	Square Feet	4.63800	4.62490	43,750,000
13	JPMCB	Grand Prix Mountain View LLC	1854 El Camino Real West	Mountain View	CA	94040	Santa Clara	Residence Inn Mountain View	112	Rooms	4.64000	4.62940	37,900,000
15	JPMCB	AMC Creekside LLC	4000 Ace Lane	Lewisville	TX	75067	Denton	Creekside MHC	583	Pads	4.20000	4.18940	33,000,000
16	JPMCB	Hertz Forum Holdings, LLC	6750 Poplar Ave and 1770-1790 Kirby Parkway	Memphis	TN	38138	Shelby	Memphis Forum	342,420	Square Feet	5.06750	5.05690	31,200,000
19	JPMCB	U-Haul Co. of Florida 5, LLC, UHIL 5, LLC, AREC 5, LLC	Various	Various	Various	Various	Various	U-Haul Self Storage Pool 5	6,587	Units	4.72000	4.70940	22,243,000
19.01	JPMCB		25 Jefferson Street	Stamford	CT	06902	Fairfield	U-Haul of Stamford	396	Units	4.72000		3,177,067
19.02	JPMCB		2720 FM 1960 Road	Houston	TX	77073	Harris	U-Haul of Woodcreek	671	Units	4.72000		1,941,541
19.03	JPMCB		375 North 7th Avenue	Scranton	PA	18503	Lackawanna	U-Haul of Scranton	756	Units	4.72000		1,676,786
19.04	JPMCB		1200 East New Circle Road	Lexington	KY	40505	Fayette	U-Haul of Lexington	328	Units	4.72000		1,553,233
19.05	JPMCB		2234 Highway 80 West	Jackson	MS	39204	Hinds	U-Haul of Jackson	437	Units	4.72000		1,482,631
19.06	JPMCB		1608 El Paseo Road	Las Cruces	NM	88001	Dona Ana	U-Haul at El Paseo	561	Units	4.72000		1,482,631
19.07	JPMCB		15315 Pacific Avenue South	Tacoma	WA	98444	Pierce	U-Haul of Spanaway	530	Units	4.72000		1,129,624
19.08	JPMCB		564 Lancaster Avenue	Malvern	PA	19355	Chester	U-Haul of Malvern	196	Units	4.72000		1,059,022
19.09	JPMCB		1027 William Flynn Highway	Glenshaw	PA	15116	Allegheny	U-Haul of Etna	245	Units	4.72000		953,120
19.10	JPMCB		1033 Mahoning Avenue	Youngstown	OH	44502	Mahoning	U-Haul of Youngstown	367	Units	4.72000		935,470
19.11	JPMCB		1682 South Interstate 35 East	Carrollton	TX	75006	Dallas	U-Haul of Carrollton	208	Units	4.72000		741,315
19.12	JPMCB		365 Eastern Boulevard	Jeffersonville	IN	47129	Clark	U-Haul of Jeffersonville	197	Units	4.72000		706,015
19.13	JPMCB		4717 Clinton Highway	Knoxville	TN	37912	Knox	U-Haul at Clinton Hwy	182	Units	4.72000		688,365
19.14	JPMCB		504 East Archer Street	Tulsa	OK	74120	Tulsa	U-Haul of Downtown Tulsa	236	Units	4.72000		688,365
19.15	JPMCB		2161 Hewatt Road	Snellville	GA	30039	Gwinnett	U-Haul of Snellville	178	Units	4.72000		670,714
19.16	JPMCB		1707 Kyle Avenue	Gadsden	AL	35901	Etowah	U-Haul of Gadsden	224	Units	4.72000		635,414
19.17	JPMCB		10621 Main Street	Houston	TX	77025	Harris	U-Haul at Reliant Stadium Area	145	Units	4.72000		635,414
19.18	JPMCB		4449 Michoud Boulevard	New Orleans	LA	70129	Orleans	U-Haul at Michoud Blvd	234	Units	4.72000		600,113
19.19	JPMCB		1621 North Florida Avenue	Lakeland	FL	33805	Polk	U-Haul of Lakeland	148	Units	4.72000		554,221
19.2	JPMCB		2100 Southwest 6th Avenue	Amarillo	TX	79106	Potter	U-Haul of North Amarillo	193	Units	4.72000		494,210
19.21	JPMCB		541 Center Street	Auburn	ME	04210	Androscoggin	U-Haul of Twin City	155	Units	4.72000		437,729
22	JPMCB	Lakeshore Property Owner, LLC	2204 Lakeshore Drive	Birmingham	AL	35209	Jefferson	Lakeshore Park Place	206,896	Square Feet	4.95150	4.94090	18,750,000
28	JPMCB	Maruti Corp., Maruti Management LLC	8-08 Queens Plaza South	Long Island City	NY	11101	Queens	Ravel Hotel	63	Rooms	5.48550	5.47490	14,000,000
33	JPMCB	American Building, L.P.	333 North Pennsylvania Street	Indianapolis	IN	46204	Marion	333 Penn	78	Units	4.41150	4.36090	9,850,000
35	JPMCB	Newnan Lodging L.L.C.	1119 Bullsboro Drive	Newnan	GA	30265	Coweta	Springhill Suites Newnan	82	Rooms	4.67150	4.66090	8,700,000
40	JPMCB	Ace Mini Storage LLC	5525 State Highway 169 Service Drive North	Plymouth	MN	55442	Hennepin	Ace Mini Storage	834	Units	4.51550	4.50490	7,100,000

Trust Companion Loan
TCL 3	JPMCB	Thurman Interim California, LLC	2901 East Olympic Boulevard	Los Angeles	CA	90023	Los Angeles	Wyvernwood Apartments	1,175	Units	4.12516	4.11456	10,500,000
TCL 19	JPMCB	U-Haul Co. of Florida 5, LLC, UHIL 5, LLC, AREC 5, LLC	Various	Various	Various	Various	Various	U-Haul Self Storage Pool 5	6,587	Units	4.72000	4.70940	12,257,000

JPMBB 2014-C23 - JPMCB

Loan ID #	Originator/Loan Seller	Mortgagor Name	Cut-off Principal Balance	Original Term	Remaining Term	Maturity/ARD Date	Amortiziation Term	Remaining Amortization Term for Balloon Loans	Monthly Payment	Servicing Fee Rate	Accrual Type	ARD Loan (Y/N)	Revised Rate (%)
1	JPMCB	17 State Owner LLC	105,000,000	120	119	08/01/24	0	0	395,004.77	0.00500	Actual/360	No
3	JPMCB	Thurman Interim California, LLC	103,000,000	60	59	08/09/19	360	360	490,494.95	0.00500	Actual/360	No
4	JPMCB	Grapevine Mills Mall Limited Partnership	40,000,000	121	121	10/01/24	0	0	129,531.07	0.00500	Actual/360	No
5	JPMCB	Extended Legacy, LLC	59,000,000	120	120	09/01/24	360	360	303,766.19	0.00500	Actual/360	No
7	JPMCB	HRG Holdings, LLC	48,000,000	120	120	09/01/24	0	0	176,132.78	0.00500	Actual/360	Yes	The greater of i) 7.34300% ii) the 10-year swap yield plus 300 basis points; but in no event shall the Adjusted Interest Rate exceed 9.34300%
9	JPMCB	Bevcon Blue Fee LLC, DK Connections LLC, DK Connections Lease LLC	43,750,000	120	119	08/06/24	0	0	171,442.27	0.00750	Actual/360	No
13	JPMCB	Grand Prix Mountain View LLC	37,900,000	120	118	07/01/24	360	360	195,199.26	0.00500	Actual/360	No
15	JPMCB	AMC Creekside LLC	33,000,000	120	120	09/01/24	360	360	161,375.67	0.00500	Actual/360	No
16	JPMCB	Hertz Forum Holdings, LLC	31,200,000	120	119	08/01/24	360	360	168,777.80	0.00500	Actual/360	No
19	JPMCB	U-Haul Co. of Florida 5, LLC, UHIL 5, LLC, AREC 5, LLC	22,243,000	240	240	09/01/34	240	240	173,501.83	0.00500	Actual/360	No
19.01	JPMCB		3,177,067	240	240		240	240
19.02	JPMCB		1,941,541	240	240		240	240
19.03	JPMCB		1,676,786	240	240		240	240
19.04	JPMCB		1,553,233	240	240		240	240
19.05	JPMCB		1,482,631	240	240		240	240
19.06	JPMCB		1,482,631	240	240		240	240
19.07	JPMCB		1,129,624	240	240		240	240
19.08	JPMCB		1,059,022	240	240		240	240
19.09	JPMCB		953,120	240	240		240	240
19.10	JPMCB		935,470	240	240		240	240
19.11	JPMCB		741,315	240	240		240	240
19.12	JPMCB		706,015	240	240		240	240
19.13	JPMCB		688,365	240	240		240	240
19.14	JPMCB		688,365	240	240		240	240
19.15	JPMCB		670,714	240	240		240	240
19.16	JPMCB		635,414	240	240		240	240
19.17	JPMCB		635,414	240	240		240	240
19.18	JPMCB		600,113	240	240		240	240
19.19	JPMCB		554,221	240	240		240	240
19.2	JPMCB		494,210	240	240		240	240
19.21	JPMCB		437,729	240	240		240	240
22	JPMCB	Lakeshore Property Owner, LLC	18,750,000	61	61	10/01/19	360	360	100,099.02	0.00500	Actual/360	No
28	JPMCB	Maruti Corp., Maruti Management LLC	14,000,000	60	60	09/01/19	360	360	79,363.14	0.00500	Actual/360	No
33	JPMCB	American Building, L.P.	9,850,000	120	120	09/01/24	360	360	49,391.88	0.04500	Actual/360	No
35	JPMCB	Newnan Lodging L.L.C.	8,680,009	120	118	07/01/24	360	358	44,972.58	0.00500	Actual/360	No
40	JPMCB	Ace Mini Storage LLC	7,091,567	120	119	08/01/24	360	359	36,040.08	0.00500	Actual/360	No

Trust Companion Loan
TCL 3	JPMCB	Thurman Interim California, LLC	10,500,000	60	59	08/09/19	360	360	81,932.10	0.00500	Actual/360	No
TCL 19	JPMCB	U-Haul Co. of Florida 5, LLC, UHIL 5, LLC, AREC 5, LLC	12,257,000	240	240	09/01/34	240	240	48,880.46	0.00500	Actual/360	No

JPMBB 2014-C23 - JPMCB

								UPFRONT ESCROW

Loan ID #	Originator/Loan Seller	Mortgagor Name	Title Type	Crossed Collateralized Loan	Cross Defaulted Loan	Guarantor	Letter of Credit	Upfront CapEx Reserve	Upfront Eng. Reserve	Upfront Envir. Reserve	Upfront TI/LC Reserve	Upfront RE Tax Reserve	Upfront Ins. Reserve	Upfront Other Reserve
1	JPMCB	17 State Owner LLC	Fee	No	No	Aby Rosen, Michael Fuchs	No	0	0	0	0	1,040,885	0	4,011,639
3	JPMCB	Thurman Interim California, LLC	Fee	No	No	Ian S. Sanders	No	0	56,250	0	0	273,357	216,300	0
4	JPMCB	Grapevine Mills Mall Limited Partnership	Fee	No	No	NAP	No	0	0	0	0	0	0	0
5	JPMCB	Extended Legacy, LLC	Fee/Leasehold	No	No	George Garlick	No	5,855	0	0	500,000	301,570	0	4,124
7	JPMCB	HRG Holdings, LLC	Fee	No	No	SDRP, LLC	No	0	0	0	0	0	0	0
9	JPMCB	Bevcon Blue Fee LLC, DK Connections LLC, DK Connections Lease LLC	Fee/Leasehold	No	No	Ben Ashkenazy, Raymond Gindi, Edward S. Gindi	No	0	0	0	0	610,000	0	7,858,668
13	JPMCB	Grand Prix Mountain View LLC	Fee	No	No	Chatham Lodging, L.P.	No	25,208	0	0	0	243,307	26,732	0
15	JPMCB	AMC Creekside LLC	Fee	No	No	Ross H. Partrich	No	2,429	0	0	0	253,289	0	0
16	JPMCB	Hertz Forum Holdings, LLC	Fee	No	No	William Hertz, Isaac Hertz, Sarah Hertz	No	5,707	20,925	0	1,000,000	70,600	0	503,974
19	JPMCB	U-Haul Co. of Florida 5, LLC, UHIL 5, LLC, AREC 5, LLC	Fee	No	No	AMERCO	No	236,434	974,259	2,615,188	0	336,971	0	0
19.01	JPMCB		Fee
19.02	JPMCB		Fee
19.03	JPMCB		Fee
19.04	JPMCB		Fee
19.05	JPMCB		Fee
19.06	JPMCB		Fee
19.07	JPMCB		Fee
19.08	JPMCB		Fee
19.09	JPMCB		Fee
19.10	JPMCB		Fee
19.11	JPMCB		Fee
19.12	JPMCB		Fee
19.13	JPMCB		Fee
19.14	JPMCB		Fee
19.15	JPMCB		Fee
19.16	JPMCB		Fee
19.17	JPMCB		Fee
19.18	JPMCB		Fee
19.19	JPMCB		Fee
19.2	JPMCB		Fee
19.21	JPMCB		Fee
22	JPMCB	Lakeshore Property Owner, LLC	Fee	No	No	Greenfield Acquisition Partners VII, L.P.	No	3,282	0	0	20,834	96,733	0	191,226
28	JPMCB	Maruti Corp., Maruti Management LLC	Fee	No	No	Ravi Patel	No	11,432	0	0	0	17,374	39,282	5,608,000
33	JPMCB	American Building, L.P.	Fee	No	No	Joseph E. Whitsett	No	0	0	0	0	0	3,516	308,570
35	JPMCB	Newnan Lodging L.L.C.	Fee	No	No	Pieush Patel, Tarun Patel	No	7,277	0	0	0	28,509	13,833	0
40	JPMCB	Ace Mini Storage LLC	Fee	No	No	Roy B. Stromme	No	795	0	0	0	70,964	10,943	0

Trust Companion Loan
TCL 3	JPMCB	Thurman Interim California, LLC	Fee	No	No	Ian S. Sanders	No	0	56,250	0	0	273,357	216,300	0
TCL 19	JPMCB	U-Haul Co. of Florida 5, LLC, UHIL 5, LLC, AREC 5, LLC	Fee	No	No	AMERCO	No	236,434	974,259	2,615,188	0	336,971	0	0

JPMBB 2014-C23 - JPMCB

			PERIODIC ESCROW
									Grace Period

Loan ID #	Originator/Loan Seller	Mortgagor Name	Monthly Capex Reserve	Monthly Envir. Reserve	Monthly TI/LC Reserve	Monthly RE Tax Reserve	Monthly Ins. Reserve	Monthly Other Reserve	(Late Payment)	Cash-Management Account or Lockbox In-place	General Property Type	Defeasance Permitted	Final Maturity Date
1	JPMCB	17 State Owner LLC	8,395	0	46,640	520,500	69,400	0	5	Yes	Office	Yes
3	JPMCB	Thurman Interim California, LLC	27,808	0	0	45,700	30,900	0	0	Yes	Multifamily	Yes
4	JPMCB	Grapevine Mills Mall Limited Partnership	Springing	0	Springing	Springing	Springing	111,667	5	Yes	Retail	Yes
5	JPMCB	Extended Legacy, LLC	5,855	0	41,667	62,124	Springing	Springing	0	Yes	Office	Yes
7	JPMCB	HRG Holdings, LLC	0	0	0	Springing	Springing	0	0	Yes	Other	Yes	09/01/35
9	JPMCB	Bevcon Blue Fee LLC, DK Connections LLC, DK Connections Lease LLC	7,817	0	Springing	300,000	Springing	Springing; 180,180	0	Yes	Retail	Yes
13	JPMCB	Grand Prix Mountain View LLC	4% of Gross Revenues	0	0	27,034	4,455	Springing	0	Yes	Hotel	Yes
15	JPMCB	AMC Creekside LLC	2,429	0	0	31,661	Springing	0	5	No	Manufactured Housing	No
16	JPMCB	Hertz Forum Holdings, LLC	5,707	0	25,682	70,600	Springing	0	0	Yes	Office	No
19	JPMCB	U-Haul Co. of Florida 5, LLC, UHIL 5, LLC, AREC 5, LLC	Springing	0	0	Springing	Springing	0	0	Yes	Self Storage	Yes
19.01	JPMCB										Self Storage
19.02	JPMCB										Self Storage
19.03	JPMCB										Self Storage
19.04	JPMCB										Self Storage
19.05	JPMCB										Self Storage
19.06	JPMCB										Self Storage
19.07	JPMCB										Self Storage
19.08	JPMCB										Self Storage
19.09	JPMCB										Self Storage
19.10	JPMCB										Self Storage
19.11	JPMCB										Self Storage
19.12	JPMCB										Self Storage
19.13	JPMCB										Self Storage
19.14	JPMCB										Self Storage
19.15	JPMCB										Self Storage
19.16	JPMCB										Self Storage
19.17	JPMCB										Self Storage
19.18	JPMCB										Self Storage
19.19	JPMCB										Self Storage
19.2	JPMCB										Self Storage
19.21	JPMCB										Self Storage
22	JPMCB	Lakeshore Property Owner, LLC	3,282	0	20,834	11,071	Springing	0	0	Yes	Office	No
28	JPMCB	Maruti Corp., Maruti Management LLC	4% of Gross Revenues	0	0	5,791	5,612	0	0	Yes	Hotel	Yes
33	JPMCB	American Building, L.P.	Springing	0	0	16,216	1,172	0	0	Yes	Multifamily	No
35	JPMCB	Newnan Lodging L.L.C.	4% of Gross Revenues	0	0	3,564	1,383	0	0	Yes	Hotel	No
40	JPMCB	Ace Mini Storage LLC	795	0	0	14,707	1,216	0	0	No	Self Storage	No

Trust Companion Loan
TCL 3	JPMCB	Thurman Interim California, LLC	27,808	0	0	45,700	30,900	0	0	Yes	Multifamily	Yes
TCL 19	JPMCB	U-Haul Co. of Florida 5, LLC, UHIL 5, LLC, AREC 5, LLC	Springing	0	0	Springing	Springing	0	0	Yes	Self Storage	Yes

EXHIBIT B

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

1.            Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or this Agreement.

2.            Whole Loan; Ownership of Mortgage Loans. Except with respect to each Serviced Mortgage Loan, each Mortgage Loan is a whole loan and not an interest in a mortgage loan. Each Mortgage Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan evidenced by a senior note. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation (other than with respect to Serviced Mortgage Loans) or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller). The Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller).

3.            Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.            Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

5.            Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

6.            Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Mortgagor nor guarantor has been released from its obligations under the Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since September 9, 2014.

7.            Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases from the Seller constitutes a legal, valid and binding endorsement or assignment from the Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

At the time of the assignment of the Mortgage Loans to the Depositor, the Seller had good and marketable title to and was the sole owner and holder of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller).

8.            Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Crossed Mortgage Loan Group, provides that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.            Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

10.           Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.           Financing Statements. Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-2 or UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

12.           Condition of Property. The Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

13.           Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

14.           Condemnation. As of the date of origination and to the Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

15.           Actions Concerning Mortgage Loan. As of the date of origination and to the Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16.           Escrow Deposits. All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Seller to depositor or its servicer and identified as such with appropriate detail. Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

17.           No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund prior to the Cut-off Date.

18.           Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Seller.

19.           Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

20.           No Encroachments. To the Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

21.           No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Seller.

22.           REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.           Compliance. The terms of the Mortgage Loan documents evidencing such Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

24.           Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

25.           Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

26.           Local Law Compliance. To the Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

27.           Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28.           Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

29.           Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in paragraph (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or Whole Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to apply such an amount to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan.

In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

30.           Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

31.           Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

32.           Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.           Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.           Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to deliver an opinion of counsel that the trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.           Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of the ARD Loan and situations where default interest is imposed.

36.           Ground Leases. For purposes of this Agreement, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Seller, its successors and assigns, the Seller represents and warrants that:

(A)          The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B)          The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(C)          The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)          The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(E)           The ground lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(F)           The Seller has not received any written notice of default under or notice of termination of such ground lease. To the Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(G)          The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(H)          A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(I)            The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

(J)           Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)           In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)           Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

37.           Servicing. The servicing and collection practices used by the Seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Seller’s customary commercial mortgage servicing practices.

38.           ARD Loans. Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the Mortgage Loan exercisable during the term of the Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Interest Rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related

Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

39.           Rent Rolls; Operating Histories. The Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

40.           No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in Exhibit C to this Agreement. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.           Bankruptcy. In respect of each Mortgage Loan, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

42.           Organization of Mortgagor. The Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 20% or greater direct ownership share (i.e., the “Major Sponsors”). The Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. ((1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43.           Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each Mortgage Loan set forth on Schedule I to this Agreement, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule I (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

44.           Lease Estoppels. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan, and to the Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property, the Seller has received lease estoppels executed within 90 days of the origination date of the related Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Mortgage Loan that is represented on the Certified Rent Roll. To the Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45.           Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.           Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to this Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.           Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool.

48.           Advance of Funds by the Seller. No advance of funds has been made by the Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49.           Compliance with Anti-Money Laundering Laws. The Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

50.           Litigation. Whether or not a Mortgage Loan was originated by the Seller, to the Seller’s knowledge, with respect to each Mortgage Loan originated by the Seller and each Mortgage Loan originated by any Person other than the Seller, as of the date of origination of the related Mortgage Loan, and, to the Seller’s actual knowledge, with respect to each Mortgage Loan originated by the Seller and any prior holder of the Mortgage Loan, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the Mortgagor under any Mortgage Loan or any of the Mortgaged Properties which, if determined against such Mortgagor or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property, the security intended to be provided with respect to the related Mortgage Loan, or the ability of such Mortgagor and/or the current use of such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Mortgage Loan; and to the Seller’s actual knowledge there are no such actions, suits or proceedings threatened against such Mortgagor.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist or existed), shall be deemed to be within the Seller’s knowledge including but not limited to any written notices from or on behalf of the Mortgagor.

“Servicing File.” A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Seller, provided that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

EXHIBIT C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
5	Residence Inn Mountain View (Loan No. 13)

(Hospitality Provisions) – The comfort letter obtained in connection with the origination of the mortgage loan is not assignable by the lender. In connection with a securitization, the franchisor will issue a replacement comfort letter in favor of the trust, provided that the lender submits to the franchisor the name, address and contact information of the trust no later than 90 days from the date of the lender’s assignment of the mortgage loan to the trust.

5	Springhill Suites Newnan (Loan No. 35)

(Hospitality Provisions) – The comfort letter obtained in connection with the origination of the Mortgage Loan is not assignable by the lender. In connection with a securitization, the franchisor will issue a replacement comfort letter in favor of the trust, provided that the lender submits to the franchisor the name and address of the trust no later than 90 days from the date of the lender’s assignment of the mortgage loan to the trust. If the assignment to the trust occurs after March 31, 2015, the replacement comfort letter will be issued based on the then-current form required by the franchisor.

8	U-Haul Self Storage Pool 5 (Loan No. 19)	(Permitted Liens; Title Insurance) – The title insurance policy for the U-Haul of Stamford Mortgaged Property contains an exception for 2013 real estate taxes.
8	333 Penn (Loan No. 33)	(Permitted Liens; Title Insurance) – The title insurance policy contains an exception for the second installment of the 2013 real estate taxes.
9	17 State Street (Loan No. 1)

(Junior Liens) – There is a mezzanine loan in the amount of $40,000,000, which is currently held by a third party investor. In connection with the mezzanine loan, the Mortgage Loan seller and the mezzanine lender executed an intercreditor agreement, a copy of which is included in the related Mortgage File.

9	Wyvernwood Apartments (Loan No. 3)	(Junior Liens) – There is a mezzanine loan in the amount of $27,000,000, which is currently held by an affiliate of the

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

Mortgagor. In connection with the mezzanine loan, the affiliated mezzanine lender executed a subordination and standstill, a copy of which is included in the related Mortgage File. The subordination and standstill agreement subordinates the mezzanine loan to the Mortgage Loan and prohibits the mezzanine lender from exercising its remedies during the term of the Mortgage Loan.

9	Beverly Connection (Loan No. 9)

(Junior Liens) – There is a mezzanine loan in the amount of $21,000,000, which is currently held by a third party investor. In connection with the mezzanine loan, the Mortgage Loan seller and the mezzanine lender executed an intercreditor agreement, a copy of which is included in the related Mortgage File.

Additionally, the existing mezzanine loan may be refinanced or an additional subordinate mezzanine loan may be incurred in connection with the acquisition of the fee interest underlying the ground leased portion of the Mortgaged Property in accordance with the Mortgage Loan documents, provided that the principal amount of the mezzanine loan may not exceed the lesser of (a) 30% of the purchase price under the ground lease and (b) the amount which results in an aggregate debt yield of at least 6.5%, an aggregate DSCR of at least 1.2x and aggregate LTV Ratio not greater than 80%. In the case of a refinance of the existing mezzanine loan, the original principal balance may not exceed the then current outstanding principal balance of the existing mezzanine loan at the time of the refinance.

9	Creekside MHC (Loan No. 15)

(Junior Liens) – Future mezzanine debt is permitted provided that certain conditions are satisfied, which conditions include (but are not limited to) the following: (i) the aggregate amount of the mezzanine loan(s) may not exceed $4,400,000; (ii) a combined maximum LTV Ratio of not greater than 85.0%; (iii) a combined minimum DSCR of at least 1.15x; and (iv) the execution of an intercreditor agreement reasonably satisfactory to the lender. An affiliate of the Mortgagor may provide the mezzanine financing, but in such event, the mortgage lender and mezzanine lender must enter into a subordination and standstill agreement reasonably satisfactory to the mortgage lender in lieu of the requirement for an intercreditor agreement.

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
14	U-Haul Self Storage Pool 5 (Loan No. 19)

(Condemnation) – The Mortgagor has received notice from the Texas Department of Transportation that there may be a complete condemnation of the U-Haul of Carrollton Mortgaged Property, which is expected to occur within the next five (5) years. The allocated loan amount for the Mortgaged Property is $1,149,817, and the state offered $2,800,000 as part of its early acquisition phase, which the Mortgagor declined. The Mortgage Loan documents contain customary provisions relating to a partial paydown of the Mortgage Loan in the event of a condemnation without the payment of a prepayment penalty.

18	17 State Street (Loan No. 1)

(Insurance) – The related Mortgagor may maintain property all-risk insurance with a deductible that does not exceed (i) five percent (5%) of the insured value for windstorm and earthquake coverage, and (ii) $50,000 for water damage (excluding flood) coverage. The amounts of these deductibles may be considered higher than customary.

The threshold at or above which lender has the right to hold and disburse insurance proceeds in respect of a property loss is $3,000,000, rather than five percent (5%) of the then outstanding principal amount.

18	Grapevine Mills (Loan No. 4)

(Insurance) – The threshold at or above which lender has the right to hold and disburse insurance proceeds in respect of a property loss is $13,400,000 (or $6,700,000, if Simon Property Group, L.P. does not control or own at least 50% of the ownership interests in the Mortgagor), rather than five percent (5%) of the then outstanding principal amount.

The deductible for the all-risk special form property insurance may not exceed $500,000 (the deductible may also be higher than $500,000 if Mortgagor delivers a letter of credit for the difference between the actual deductible and the maximum deductible permitted by the Mortgage Loan documents). The deductibles for flood, earthquake, and windstorm coverage may not exceed 5% of the insurable value. The amount of these deductibles may be considered higher than customary.

The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five (5) or more members of the syndicate) is with carriers having a claims paying ability rating of “A” or better by S&P and either Moody’s or Fitch, and the balance of the coverage is, in each case, provided by insurers with a claims paying ability rating of “BBB” or better by S&P and either Moody’s or Fitch.

18	Hard Rock San Diego Fee (Loan No. 7)

(Insurance) – The threshold at or above which lender has the right to hold and disburse insurance proceeds in respect of a property loss is $2,000,000, rather than five percent (5%) of the then outstanding principal amount.

If the ground lease covering the Mortgaged Property is in full force and effect, then the Mortgagor is deemed to have complied with the insurance requirements of the Mortgage Loan documents so long as the ground lessee is in compliance with its insurance requirements under the ground lease and, to the extent required by the ground lease, lender has been added as an additional insured under the insurance policies required by the ground lease.

18	Beverly Connection (Loan No. 9)

(Insurance) – The related Mortgagor may maintain property all-risk insurance with a deductible that does not exceed (i) five percent (5%) of the insured value for windstorm and earthquake coverage, and (ii) $100,000 for all other such coverage. The amounts of these deductibles may be considered higher than customary.

The related Mortgagor may maintain earthquake insurance with a deductible that does not exceed the greater of (i) $100,000 or (ii) five percent (5%) of the insured value for so long as that threshold is available at commercially reasonable rates (if not available at commercially reasonable rates, then the threshold is capped at ten percent (10%) of the insured value provided that the Mortgagor establishes a reserve with the lender for the difference). The amount of this deductible may be considered higher than customary.

The related Mortgagor may maintain flood insurance with a deductible that does not exceed the greater of (i) $25,000 or (ii) the maximum deductible permitted under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended plus excess limits with deductibles

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

reasonably acceptable to the lender and no larger than customary for similar policies in the geographic area. The amount of this deductible may be considered higher than customary.

The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five (5) or more members of the syndicate) is with carriers having a claims paying ability rating of “A” or better by S&P and “A:X” or better by A.M. Best, and the balance of the coverage is, in each case, provided by insurers with a claims paying ability rating of “BBB+” or better by S&P and “A-:VIII” or better by A.M. Best. Factory Mutual Insurance Company is a permitted insurer, provided that it maintains a claims paying ability rating of not less than “A” with Fitch and “Api” with S&P. The flood insurance policy may be provided by any insurance company authorized to provide flood insurance by the United States government, provided that the United States reinsures such coverage.

The threshold at or above which lender has the right to hold and disburse insurance proceeds in respect of a property loss is five percent (5%) of the original principal balance of the loan, rather than five percent (5%) of the then outstanding principal amount.

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
18	Residence Inn Mountain View (Loan No. 13)

(Insurance) – The related Mortgagor may maintain property all-risk insurance with a deductible that does not exceed $25,000 for flood coverage. The amount of this deductible may be considered higher than customary.

The related mortgage loan documents permit the Mortgagor to maintain general liability insurance coverage with a deductible of $50,000. The amount of this deductible may be considered higher than customary.

The Mortgage Loan documents do not require Liberty Mutual Insurance Company, Landmark American Insurance Company and Pennsylvania Manufacturers’ Association Insurance Company to meet the minimum insurer rating requirements in the Mortgage Loan documents in connection with certain insurance policies maintained by the Mortgagor on the origination date. The replacement insurance policies obtained upon expiration of the current policies in December 2014 must be provided by insurers meeting the ratings requirements of the Mortgage Loan documents.

The threshold at or above which lender has the right to hold and disburse insurance proceeds in respect of a property loss is $1,895,000, rather than five percent (5%) of the then outstanding principal amount.

18	Creekside MHC (Loan No. 15)

(Insurance) – The related Mortgagor may maintain property all-risk insurance with a deductible that does not exceed (i) with respect to flood insurance, $500,000 for building damage and $100,000 for loss of rents, and (ii) $100,000 for all other such coverage. The amounts of these deductibles may be considered higher than customary.

The related mortgage loan documents permit the Mortgagor to maintain general liability insurance coverage with a deductible or self-insured retention of $25,000. The amount of this deductible may be considered higher than customary.

18	Memphis Forum (Loan No. 16)

(Insurance) – The mortgage loan documents permit insurance through a syndicate of insurers, provided that at least sixty percent (60%) of the coverage is with carriers having a claims paying ability rating of “A” or better by S&P or “A2” or better by Moody’s, and the balance of the coverage is, in each case, provided by insurers with a rating

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

of “BBB+” or better by S&P or “Baa1” with Moody’s.

The threshold at or above which lender has the right to hold and disburse insurance proceeds in respect of a property loss is $500,000, rather than five percent (5%) of the then outstanding principal amount.

18	U-Haul Self Storage Pool 5 (Loan No. 19)

(Insurance) – The related Mortgagor may maintain property all-risk insurance with a deductible that does not exceed (i) five percent (5%) of the insured value for flood, windstorm and earthquake coverage, and (ii) $250,000 for all other such coverage. The amounts of these deductibles may be considered higher than customary.

If the related guarantor maintains net equity of not less than $250,000,000 as reflected in its most recent audited financial statements, the Mortgagor may self-insure the commercial general liability requirement in the Mortgage Loan documents and elect to provide the umbrella liability coverage, provided that the self-insured retention does not exceed $5,000,000. To the extent the net equity of the guarantor drops below such amount, then the Mortgagor is required to obtain insurance coverage as required by the Mortgage Loan documents.

The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five (5) or more members of the syndicate) is with carriers having a claims paying ability rating of “A-” or better by S&P, and the balance of the coverage is, in each case, provided by insurers with a claims paying ability rating of “BBB” or better by S&P.

18	Lakeshore Park Place (Loan No. 22)

(Insurance) – The related Mortgagor may maintain property all-risk insurance with a deductible that does not exceed five percent (5%) of the insured value for windstorm and earthquake coverage.

The amounts of these deductibles may be considered higher than customary.

The Mortgage Loan documents do not require business interruption/rent loss insurance for flood coverage.

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
18	Ravel Hotel (Loan No. 28)

(Insurance) – The Mortgage Loan documents James River Insurance Company and Torus National Insurance Company to provide the commercial general liability insurance and umbrella/excess coverage liability insurance policies, respectively, provided that such insurers are replaced with insurance companies meeting the insurance company rating requirements of the Mortgage Loan documents upon renewal of such policies in March 2015 or such earlier date that the policies are replaced. In the event that the current Best Insurance Report’s ratings for such insurers are withdrawn or downgraded prior to the date of renewal or replacement, the Mortgagor must replace such carriers with insurance companies meeting the insurance rating requirements of the Mortgage Loan documents.

18	Ace Mini Storage (Loan No. 40)

(Insurance) – The threshold at or above which lender has the right to hold and disburse insurance proceeds in respect of a property loss is $250,000, rather than five percent (5%) of the then outstanding principal amount.

26	Beverly Connection (Loan No. 9)

(Local Law Compliance) – There were two (2) outstanding zoning violations related to parking as of the origination date. The Mortgagor is required to use commercially reasonable efforts to satisfy such violations as a post-closing obligation.

26	Creekside MHC (Loan No. 15)

(Local Law Compliance) – The Mortgaged Property is legal non-conforming as to use. In the event of a casualty of 50% or more to the Mortgaged Property, the applicable authority may grant a permit to rebuild in its discretion, based on a number of factors including, without limitation, the impact on surrounding properties. The Mortgage Loan documents contain a carve-out for any losses resulting from the inability to use the Mortgaged Property as a mobile home community, provided that if the Mortgagor delivers a zoning restriction protector insurance policy in form and substance reasonably satisfactory to the lender, then the lender is required to use commercially reasonable efforts to recover from such policy and Mortgagor and the guarantor will not be liable to the extent of the proceeds actually received by the lender under such recovery.

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
27	Residence Inn Mountain View (Loan No. 13)

(Licenses and Permits) – Mortgagor is required to use commercially reasonable efforts to obtain (or cause the property manager to obtain) a new liquor license with respect to the Mortgaged Property within 90 days from the date of origination.

28	17 State Street (Loan No. 1)

(Recourse Obligations) – The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect starting three (3) years after the earliest to occur of (a) payment in full of the related mortgage loan, (b) the date of a foreclosure or deed in lieu of foreclosure on the Mortgaged Property or (c) the date a replacement guarantor assumes the obligations under the guaranty and delivers a replacement environmental indemnity in connection with the transfer of the Mortgaged Property, provided the indemnitee receives an acceptable Phase I environmental report prepared substantially in compliance with the American Society for the Testing of Materials E1527-00 standard for audits that (i) does not identify any recognized environmental conditions as defined in the standard for audits, (ii) describes the environmental condition of the Mortgaged Property as of a date that is no more than 120 days prior to date of delivery, and (iii) includes as an additional scope of work a limited compliance review confirming that the Mortgaged Property is in compliance in all material respects with applicable environmental laws.

There is no carve-out for willful misconduct.

The carve-out for intentional misrepresentation is limited to intentional material misrepresentations.

The carve-out for material physical waste is limited to intentional waste.

Misapplication or conversion of (i) prepaid rents or rents after an event of default, (ii) condemnation awards or (iii) insurance proceeds is not a carve-out. Misappropriation of such amounts is a loss carve-out.

Transfers in violation of the Mortgage Loan documents will only trigger full recourse liability to the extent that such transfer is (a) a voluntary transfer of any portion of the Mortgaged Property that constitutes real property (excluding

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

any lease unless such lease is for all or substantially all of the Mortgaged Property) or (b) a voluntary transfer of direct or indirect ownership interests in Mortgagor which results in the failure to comply with the minimum ownership and control thresholds provided by the Mortgage Loan documents (neither the death or incapacity of a guarantor nor a change in the administrator, trustee or executor of a trust or estate, if the successor guarantor is a trust or the estate of an individual, shall be deemed a change of control for the purposes of complying with the thresholds) which, in either, results in an event of default under the Mortgage Loan documents. Any other transfers in violation of the Mortgage Loan documents will trigger a carve-out for losses only.

28	Wyvernwood Apartments (Loan No. 3)

(Recourse Obligations) – The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect starting three (3) years after the payment in full of the related Mortgage Loan, provided (i) there has been no change, between the date of origination of the mortgage loan and the date the indemnitors are released, in any environmental law, the effect of which would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related mortgage loan documents, notwithstanding the fact that the related mortgage loan is paid in full, and (iii) indemnitee shall have received, at Mortgagor’s and guarantor’s expense, an updated environmental report dated no more than ninety (90) days prior to the requested release date concluding that there is no evidence that the Mortgaged Property contains any hazardous materials in violation of applicable laws and the Mortgaged Property is not subject to any significant risk of contamination from any off-site hazardous materials.

Misapplication of (i) prepaid rents or rents after an event of default, (ii) condemnation awards or (iii) insurance proceeds is not a carve-out. Misappropriation or conversion of such amounts is a loss carve-out.

Acquiescence to an involuntary bankruptcy filing has been deleted as a full recourse carve-out.

The carve-out for material physical waste is limited to

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
intentional waste by the Mortgagor and guarantor.
28	Grapevine Mills (Loan No. 4)

(Recourse Obligations) – There is no separate guarantor, and the Mortgagor is the sole party responsible for breaches or violations of the non-recourse carve-out provisions in the Mortgage Loan documents.

There is no carve-out regarding waste.

The carve-out for willful misconduct is limited to willful misconduct regarding the operation of the Mortgaged Property.

Conversion of prepaid rents or rents after an event of default, condemnation awards or insurance proceeds is not a carveout.

Misappropriation or misapplication of such amounts is a loss carveout.

The full recourse carveout for involuntary bankruptcy filings excludes filings at the request of the lender or any servicer.

The obligations and liabilities of the related Mortgagor with respect to environmental issues will terminate and be of no further force and effect upon the payment or defeasance in full of the related Mortgage Loan if the indemnitee receives a satisfactory environmental report dated no earlier than the date the related Mortgage Loan is paid or defeased in full. The updated environmental report will be deemed to be satisfactory if such update environmental report indicates no change in any material respect from the environmental assessment obtained at origination of the Mortgage Loan.

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
28	Hard Rock San Diego Fee (Loan No. 7)

(Recourse Obligations) – The carve-out for willful misconduct contains an exception which provides that, to the extent the Mortgagor cannot comply with a covenant due to events that are outside of the control of the Mortgagor or without requiring additional capital contributions or the infusion of other sums to the Mortgagor, that such failure will not constitute willful misconduct.

The carve-out for commission of material physical waste is limited to waste by the Mortgagor or any guarantor.

The full recourse carve-out for involuntary bankruptcy filings excludes filings by the lender or any person under the control or direction of the lender.

28	Beverly Connection (Loan No. 9)

(Recourse Obligations) – The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect starting one (1) year after the payment or defeasance in full of the related mortgage loan, provided the indemnitee receives an environmental report reasonably acceptable to the indemnitee which concludes that the Mortgaged Property does not contain any hazardous substances in violation of environmental laws or requiring remediation.

The carve-out for fraud and intentional misrepresentation is limited to fraud or intentional material misrepresentation in writing.

Misappropriation, intentional misapplication or conversion of (i) prepaid rents or rents after an event of default, (ii) condemnation awards or (iii) insurance proceeds is a carve-out, in each case only to the extent the rents, proceeds or condemnation awards were received by Mortgagor or certain affiliates or with respect to insurance proceeds and condemnation awards, paid at the direction of the Mortgagor.

The carve-outs for security deposits not delivered to the lender upon a foreclosure or deed in lieu of foreclosure excludes security deposits applied as required by (i) applicable laws or court orders or (ii) in accordance with the leases.

Transfers in violation of the Mortgage Loan documents will not trigger full recourse liability to the extent that (i) such

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

violation results solely from the failure to provide any required notice, non-consolidation opinion or any other deliverables (including payment of any fees) required for such transfer which would otherwise be permitted under the Mortgage Loan documents, provided that Mortgagor promptly delivers any such notice, opinion or other deliverable within ten (10) business days after written request, and (ii) Mortgagor fails to obtain the lender’s consent to the transfer of any indirect or direct equity interest of less than 20% and which does not result in a change of control, provided that Mortgagor promptly delivers to the lender all information reasonably requested within ten (10) business days of request.

The full recourse carve-out for involuntary bankruptcy filings excludes filings by or at the direction of the lender or its affiliates.

There is no carve-out for waste.

28	Residence Inn Mountain View (Loan No. 13)

(Recourse Obligations) – The related guarantor’s liability under the full recourse carve-out provisions in the Mortgage Loan documents related to bankruptcy and insolvency matters are capped at 20% of the then current principal balance of the Mortgage Loan at the time of the event triggering the carve-out plus collection costs and expenses, and in no event will the liability of the guarantor under the full recourse carve-out provisions related to bankruptcy and insolvency matters in the Mortgage Loan documents exceed 20% of the initial principal balance of the Mortgage Loan plus collection costs and expenses. Additionally, the guarantor is not liable under the guaranty for any acts or omissions which arise from and after the date that the Mortgagor is no longer controlled by the guarantor following a transfer permitted by the Mortgage Loan documents (and provided further, that the guarantor is required to deliver a replacement guaranty to the extent that any such release will cause a breach of the net worth and liquidity covenants in the Mortgage Loan documents).

The carve-out for material physical waste is limited to the intentional acts or omissions of the Mortgagor, operating lessee, the guarantor or any of their respective affiliates, and to the extent there is sufficient cash flow from operations at the related Mortgaged Property (unless such insufficiency

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

arises from the intentional misappropriation or conversion of revenues by the Mortgagor, operating lessee, the guarantor or any of their respective affiliates).

The carve-out for unauthorized transfers in violation of the Mortgage Loan documents is limited to losses only, and breaches or violations of the transfer provisions will not trigger full recourse liability under the Mortgage Loan.

The Mortgagor has obtained an environmental insurance policy covering the Mortgaged Property, which excludes the lot with potential environmental issues, and the Mortgage Loan documents allow the Mortgagor to obtain an environmental insurance policy which does cover the lot with potential contamination. So long as the environmental insurance policy (or a reasonably acceptable replacement policy) is in place and has not been voided or cancelled at the time any environmental losses have been imposed, incurred or asserted, the indemnified parties are required to use commercially reasonable efforts to collect any losses from the environmental insurance policy prior to enforcing the environmental indemnity. The existence of the environmental insurance policy related to the Mortgaged Property will not affect the obligations and liabilities of the Mortgagor and guarantor with respect to environmental matters.

The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect starting two (2) years after the payment in full of the related mortgage loan or a foreclosure or deed in lieu of foreclosure on the Mortgaged Property, provided (i) the indemnitee receives an environmental report substantially similar to the report delivered at origination of the Mortgage Loan, dated no more than 90 days prior to the repayment or foreclosure date indicating that no matter exists for which the indemnified parties are entitled to indemnification under the environmental indemnity agreement, (ii) as of the date of repayment or foreclosure, the Mortgagor and guarantor are not aware of any hazardous substance release or other violation of environmental law which require remediation and there is no pending or asserted claim against the Mortgagor or guarantor with respect to environmental matters, and (iii) there is no event of default existing under

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
the Mortgage Loan documents and the Mortgagor and guarantor have paid all sums due to the indemnified parties under the environmental indemnity.
28	Creekside MHC (Loan No. 15)

(Recourse Obligations) – The carve-out for intentional misrepresentation is limited to intentional material misrepresentations.

The carve-out for material physical waste is limited to the intentional acts or omissions of the Mortgagor or the guarantor, and to the extent sufficient cash flow from operations at the related Mortgaged Property is not available to Mortgagor to prevent such waste (unless such insufficiency arises from the intentional misappropriation or conversion of revenues by the Mortgagor, the guarantor or any of their respective affiliates).

Mortgagor and the guarantor are liable for losses only in the event that Mortgagor fails to obtain the lender’s consent to any transfer as required by the Mortgage Loan documents.

The Mortgage Loan documents contain a carve-out for any losses resulting from any breach of warranty or covenant relating to environmental matters, provided that if the Mortgagor delivers an environmental protection insurance policy in form and substance reasonably satisfactory to the lender, then the lender is required to use commercially reasonable efforts to recover from such policy and Mortgagor and the guarantor will not be liable to the extent of the proceeds actually received by the lender under such recovery.

28	Lakeshore Park Place (Loan No. 22)

(Recourse Obligations) – Upon payment of the Mortgage Loan in full, the obligations and liabilities of the Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim starting one (1) year after payment in full, provided that: (i) the indemnitee shall have received at the time of payment, at Mortgagor’s and guarantor’s expense, an updated environmental assessment showing no actual or threatened (other than as disclosed in the environmental report delivered in connection with the origination of the Mortgage Loan) (A) noncompliance with or violation of environmental laws (or permits issued pursuant to environmental laws) in connection with the Mortgaged

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

Property or its operations, which has not been cured in accordance with applicable environmental laws, (B) environmental liens encumbering the Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings concerning any environmental matter, or (D) unlawful presence or release of hazardous substances in, on, above or under the Mortgaged Property that has not been remediated as required by applicable environmental laws.

There is no carve-out for willful misconduct.

The carve-out for material physical waste is limited to intentional material physical waste caused, suffered or permitted by the Mortgagor.

Misapplication of (i) prepaid rents or rents after an event of default, (ii) condemnation awards or (iii) insurance proceeds is not a carve-out. Intentional misappropriation or conversion of such amounts will trigger a non-recourse carve-out for losses.

28	Ravel Hotel (Loan No. 28)	(Recourse Obligations) – The carve-out for material physical waste is limited to waste caused or permitted by the Mortgagor or its affiliates.
28	Ace Mini Storage (Loan No. 40)

(Recourse Obligations) – The obligations and liabilities of the related Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect starting two (2) years after the payment in full of the related mortgage loan, provided (i) the indemnitee has not foreclosed or otherwise taken possession of the Mortgaged Property, (ii) there has been no material change, between the date of origination of the mortgage loan and the date the mortgage loan is paid in full, in any environmental law, the effect of which would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related mortgage loan documents, notwithstanding the fact that the related mortgage loan is paid in full, and (iii) indemnitee shall have received, at Mortgagor’s and guarantor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
pursuant to the related mortgage loan documents.
30	Grapevine Mills (Loan No. 4)	(Financial Reporting and Rent Rolls) – Annual financial statements are not required to be audited.
30	Beverly Connection (Loan No. 9)

(Financial Reporting and Rent Rolls) – Annual financial statements are not required to be audited unless requested by the lender. The Mortgagor may request from time to time that the requirement for audited financial statements be waived and provide unaudited annual financial statements accompanied by an opinion of a “Big Four” accounting firm or other firm of independent certified accountants reasonably acceptable to the lender unqualified as to going concern status, provided that the lender consents to such request and Mortgagor delivers a rating agency confirmation with respect to such waiver by the lender (in which case the annual financial statements shall also be accompanied by an officer’s certificate from the chief financial officer of the Mortgagor stating that such financial statements fairly present the financial condition and results of operation of the Mortgagor and the Mortgaged Property and that such financial statements have been prepared in accordance with generally accepted accounting principles or another approved accounting method).

31	17 State Street (Loan No. 1)

(Acts of Terrorism Exclusion) – If TRIA or a similar statute is not in effect, the Mortgagor is not required to pay more than two (2) times the cost of the then current property all risk insurance policy, business interruption/rent loss coverage, commercial general liability insurance policy and umbrella/excess liability insurance policy (excluding the terrorism component of such policies) on terrorism coverage. To the extent that the insurance at the Mortgaged Property is maintained on a blanket policy which includes land within 1,000 feet of the Mortgaged Property, the limits of any such blanket policy is deemed adequate to maintain the coverage required by the Mortgage Loan documents.

The Mortgagor may maintain terrorism insurance with a deductible that does not exceed $100,000. The amount of this deductible may be considered higher than customary.

31	Grapevine Mills (Loan	(Acts of Terrorism Exclusion) – If TRIA is not in effect and the insurance policies contain an exclusion for acts of

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
No. 4)
terrorism, Mortgagor is not required to pay more than two (2) times the cost of then current property insurance coverage (based on the cost to purchase a stand-alone policy and excluding the wind, flood and earthquake components of such policy) on terrorism coverage.

To the extent that Mortgagor is required to obtain a stand-alone insurance policy to cover acts of terrorism, the Mortgagor may maintain such policy with a deductible that is reasonable for similar properties in the region (provided that in no event will such deductible exceed $5,000,000). The amount of this deductible may be considered higher than customary.

31	Beverly Connection (Loan No. 9)

(Acts of Terrorism Exclusion) – If TRIA or a similar statute is not in effect and provided that such insurance is commercially available, the Mortgagor is not required to pay more than two (2) times the cost of the then current property all risk insurance policy (based on market rates and subject to annual adjustment based on changes in the Producer Price Index (all Commodities)) on terrorism coverage.

31	Residence Inn Mountain View (Loan No. 13)

(Acts of Terrorism Exclusion) – The Mortgagor is not required to pay more than two (2) times the cost of the property and casualty insurance policy as of the origination date of the Mortgage Loan for terrorism coverage.

31	Creekside MHC (Loan No. 15)

(Acts of Terrorism Exclusion) – With respect to any stand-alone insurance policy, the Mortgagor is not required to pay more than two (2) times the cost of the then current property all risk insurance policy and business interruption/rent loss coverage, (excluding the terrorism and earthquake components of such policies) on terrorism coverage.

31	Lakeshore Park Place (Loan No. 22)

(Acts of Terrorism Exclusion) – If TRIA is not in effect and provided that such coverage is commercially available, Mortgagor is not required to pay more than two and one-half (2.5) times the cost of then current property insurance coverage and business interruption/rent loss insurance coverage (excluding the wind, terrorism and earthquake components of such policy) on terrorism coverage.

33	U-Haul Self Storage Pool 5 (Loan No. 19)	(Single Purpose Entity) – The Mortgage Loan documents provide that the revenues from the Mortgaged Properties

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception

may be commingled with revenue from affiliates of the Mortgagor so long as the revenue from the Mortgaged Properties (i) may be identified and segregated, and (ii) is deposited into the clearing account as required by the Mortgage Loan documents.

34	Beverly Connection (Loan No. 9)

(Defeasance) – In addition to defeasance in full as a unilateral right of the Mortgagor, in connection with the partial release of the ground leased portion of the Mortgaged Property, the lenders may elect to forego partial defeasance and require partial prepayment with respect to one or more of the mortgage note or the companion loan promissory notes.

36	Stevens Center Business Park (Loan No. 5)

(Ground Leases) – The ground lease provides that the parties will not amend, modify, terminate or cancel the ground lease without the lender’s consent, but the lease does not expressly provide that any such amendments, modifications, termination or cancellation entered into without the lender’s consent are ineffective against the lender.

The ground lease estoppel provides that the lender may foreclose on the Mortgagor’s interest without its prior consent, but any assignment of the ground lease after foreclosure will require the prior consent of the ground lessor.

The ground lessor is required to deliver notices of default to the lender, but the lease does not expressly provide that any such notice is not effective unless delivered to the lender.

The consent of the ground lessor is required for any sublease.

The ground lease provides that the ground lessor will enter into a new lease with the lender upon any termination or cancellation of the ground lease, but the ground lease does not expressly provide that the ground lessor will enter into a new ground lease in the event of a rejection of the ground lease in a bankruptcy proceeding.

The ground lease does not address the delivery and use of insurance proceeds or condemnation awards after a casualty or condemnation, respectively.

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
36	Beverly Connection (Loan No. 9)

(Ground Leases) – The Mortgagor may sublease the portion of the Mortgaged Property subject to a ground lease without the consent of the ground lessor, except that the ground lessor’s prior written consent is required for any sublease: (i) demising more than 15,000 rentable square feet to a single subtenant, or (ii) with a term of more than 10 years, including options to extend or renew.

The Mortgagor has the right to terminate the ground lease after a casualty to the extent that the casualty occurs in the final two years of the lease term and the cost to repair such damage exceeds the base rent paid by Mortgagor for the three calendar months immediately preceding the calendar month in which the damage occurred. To the extent that the ground lease is terminated pursuant under such circumstances, then all casualty insurance proceeds will be paid to the ground lessor. If the lease is not terminated after a casualty, then all insurance proceeds will be paid to the Mortgagor to restore the Mortgaged Property, subject to the Mortgage Loan documents.

In the event of a partial taking of the Mortgaged Property, the ground lessor is entitled to an amount of the award equal to (i) the present value of the loss of future base rents due under the ground lease through the end of the term plus (ii) the reduction in the value of the ground lessor’s reversionary interest. The ground lease provides that the award to be paid for a partial taking will be payable first to real estate taxes, second to the Mortgagor in an amount necessary to restore the Mortgaged Property and third to the ground lessor in accordance with the foregoing sentence. To the extent a partial taking occurs during the final two years of the ground lease and the cost to restore the Mortgaged Property exceeds the base rent paid by Mortgagor for the three calendar months immediately preceding the calendar month in which the taking occurred, then the entire award will be paid to the ground lessor. The Mortgagor was required to obtain condemnation insurance at origination of the Mortgage Loan.

38	Hard Rock San Diego Fee (Loan No. 7)	(ARD Loans) – The Mortgage Loan is interest only until the Anticipated Repayment Date and will not substantially fully amortize over its stated term.

Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
42	U-Haul Self Storage Pool 5 (Loan No. 19)

(Organization of Mortgagor) – The related sponsor and guarantor, AMERCO filed for Chapter 11 bankruptcy protection in 2003 after it failed to obtain refinancing for $866 million of debt. The company emerged from bankruptcy approximately nine (9) months after filing the petition. The Mortgagor and the Mortgaged Property were not included in the bankruptcy filing.

43	Residence Inn Mountain View (Loan No. 13)

(Environmental Matters) – The environmental assessment obtained at origination of the Mortgage Loan identified a portion of the Mortgaged Property as the prior location of a gas station which operated from the years 1969 and 1984, a service station which operated until 1954 and an auto repair facility which operated during the period from the 1950s through the 1980s. According to a regulatory database, four underground storage tanks were installed at the Mortgaged Property in connection with such operations. A prior subsurface investigation in 1993 discovered significant concentrations of motor oil and lead in the surface soils at the Mortgaged Property and attributed the concentrations to the auto repair facility’s operations. However, multiple investigations into the Mortgaged Property have been unable to confirm the location of any remaining underground storage tanks. Based on the prior subsurface investigations, the environmental assessment advised that there did not appear to be any obvious areas of impact in the soil or the groundwater and noted the issues as a historical recognized environmental condition. In the event of a redevelopment at the Mortgaged Property, there is a possibility that either a residual underground storage tank or pockets of contamination could be discovered and require proper disposal and remediation. The assessment provided an estimate of $500,000 in the event remediation is required. The Mortgagor has obtained an environmental pollution policy with $10,000,000 individual and aggregate limits for liability, which is effective from September 3, 2013 through September 3, 2020 and a $25,000 deductible.

EXHIBIT D

FORM OF OFFICER’S CERTIFICATE

I, [______], a duly appointed, qualified and acting [______] of JPMorgan Chase Bank, National Association (the “Company”), hereby certify as follows:

1.
I have examined the Mortgage Loan Purchase Agreement, dated as of September 30, 2014 (the “Agreement”), between the Company and J.P. Morgan Chase Commercial Mortgage Securities Corp., and to the best of my knowledge after due inquiry, all of the representations and warranties of the Company under the Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

2.
To the best of my knowledge after due inquiry, the Company has complied with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Agreement on or prior to the date hereof and no event has occurred which, with notice or the passage of time or both, would constitute a default under the Agreement.

3.
I have examined the information regarding the Mortgage Loans in the Free Writing Prospectus Loan Detail (as defined in the Indemnification Agreement), and the other Time of Sale Information (as defined in the Indemnification Agreement), relating to the offering of the Certificates, and nothing has come to my attention that would lead me to believe that the Free Writing Prospectus Loan Detail, when read in conjunction with the other Time of Sale Information, as of the Time of Sale (as defined in the Indemnification Agreement) or as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller or in the case of the Free Writing Prospectus Loan Detail, when read in conjunction with the other Time of Sale Information, omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller, in the light of the circumstances under which they were made, not misleading.

4.
I have examined the information regarding the Mortgage Loans in the Prospectus Supplement Loan Detail (as defined in the Indemnification Agreement) relating to the offering of the Certificates, and nothing has come to my attention that would lead me to believe that the Prospectus Supplement Loan Detail, as of the date of the Prospectus or the Final Private Placement Memorandum (as defined in the Indemnification Agreement), or as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller or omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller, in the light of the circumstances under which they were made, not misleading.

Capitalized terms used herein without definition have the meanings given them in the Agreement.

D-1

IN WITNESS WHEREOF, I have signed my name this 30th day of September 2014.

By:
Name:
Title:

D-2